SCHEDULE 14A
(RULE 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )
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☐ Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2)).
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☐ Definitive additional materials.
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CREDIT ACCEPTANCE CORPORATION

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)
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NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
PROXY STATEMENT
COMPENSATION DISCUSSION AND ANALYSIS
SUMMARY COMPENSATION TABLE
OUTSTANDING EQUITY AWARDS AT 2008 FISCAL YEAR END
2008 OPTION EXERCISES AND STOCK VESTED
2008 NONQUALIFIED DEFERRED COMPENSATION TABLE
POTENTIAL PAYMENTS ON TERMINATION/CHANGE IN CONTROL
2008 DIRECTOR COMPENSATION
CERTAIN RELATIONSHIPS AND TRANSACTIONS
INDEPENDENT ACCOUNTANTS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
OTHER BUSINESS MATTERS
SHAREHOLDER PROPOSALS AND NOMINEES FOR 2010 ANNUAL MEETING

Credit Acceptance Corporation
25505 West Twelve Mile Road
Southfield, Michigan 48034-8339

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

to be held May 21, 2009

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Credit Acceptance Corporation, a Michigan corporation, will be held at its principal executive offices, 25505 West Twelve Mile Road, Southfield, Michigan 48034, on Thursday, May 21, 2009, at 8:00 a.m., local time, for the following purposes:

(a)	to elect five directors to serve until the 2010 Annual Meeting of Shareholders;

(b)	to approve the Credit Acceptance Corporation Amended and Restated Incentive Compensation Plan and certain previously granted awards;

(c)	to ratify the selection of Grant Thornton LLP as Credit Acceptance Corporation’s independent registered public accounting firm for 2009; and

(d)	to transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

Shareholders of record on March 24, 2009 will be entitled to notice of and to vote at this meeting. You are invited to attend the meeting. Whether or not you plan to attend in person, please cast your vote. On April 10, 2009, Credit Acceptance Corporation mailed a Notice of Internet Availability of Proxy Materials containing instructions on how to access our 2009 proxy statement and annual report and vote online. You may also request a paper proxy card to submit your vote by mail, if you prefer. We encourage you to vote via the Internet. It is convenient and saves us significant postage and processing costs. The Proxy is revocable and will not affect your right to vote in person if you are a shareholder of record and attend the meeting.

By Order of the Board of Directors,
Charles A. Pearce
Corporate Secretary

Southfield, Michigan
April 10, 2009

Credit Acceptance Corporation

PROXY STATEMENT

Annual Meeting of Shareholders to be held May 21, 2009

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Credit Acceptance Corporation, a Michigan corporation (the “Company”), to be used at the Annual Meeting of Shareholders of the Company to be held on Thursday, May 21, 2009, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders and in this Proxy Statement. This Proxy Statement and the enclosed form of Proxy were first sent or given to security holders on or about April 10, 2009.

Only shareholders of record at the close of business on March 24, 2009 (the “Record Date”) will be entitled to vote at the meeting or any adjournment or postponement thereof. Each holder of the 30,724,991 issued and outstanding shares of the Company’s common stock (the “Common Stock”) on the Record Date is entitled to one vote per share. The presence, either in person or by properly executed proxy, of the holders of a majority of the outstanding shares of Common Stock is necessary to constitute a quorum at the Annual Meeting.

Under rules adopted by the U.S. Securities and Exchange Commission (the “SEC”), the Company is now furnishing proxy materials to its shareholders on the Internet, rather than mailing printed copies of those materials to each shareholder. If you received a Notice of Internet Availability of Proxy Materials by mail, you will not receive a printed copy of the proxy materials unless you request one. Instead, the Notice of Internet Availability of Proxy Materials will instruct you as to how you may access and review the proxy materials on the Internet. If you received a Notice of Internet Availability of Proxy Materials by mail and would like to receive a printed copy of our proxy materials, please follow the instructions included in the Notice of Internet Availability of Proxy Materials.

A proxy may be revoked at any time before it is exercised by giving a written notice to the Corporate Secretary of the Company bearing a later date than the proxy, by submitting a later-dated proxy or, if you are a shareholder of record or hold legal authority from a shareholder of record, by voting the shares represented by the proxy in person at the Annual Meeting. Unless revoked, the shares represented by each duly executed, timely delivered proxy will be voted in accordance with the specifications made. If no specifications are made, such shares will be voted FOR the election of directors named in this Proxy Statement, FOR the approval of the Credit Acceptance Corporation Amended and Restated Incentive Compensation Plan and certain previously granted awards, and FOR ratifying the selection of Grant Thornton LLP (“Grant Thornton”) as the Company’s independent registered public accounting firm for 2009. The Board of Directors does not intend to present any other matters at the Annual Meeting. However, should any other matters properly come before the Annual Meeting, it is the intention of such proxy holders to vote the proxy in accordance with their best judgment to the extent permitted by law.

Directors are elected by a plurality of the votes cast. The approval of the Credit Acceptance Corporation Amended and Restated Incentive Compensation Plan and certain previously granted awards and the ratification of the selection of Grant Thornton as the Company’s independent registered public accounting firm for 2009 require the affirmative vote of a majority of the votes cast by the holders of shares entitled to vote thereon.

If you withhold your vote with respect to the election of the directors, or abstain with respect to the approval of the Credit Acceptance Corporation Amended and Restated Incentive Compensation Plan and certain previously granted awards, or with respect to the ratification of the selection of Grant Thornton as the Company’s independent registered public accounting firm for 2009, your shares will be counted for purposes of determining a quorum. Withheld votes and abstentions will be excluded entirely from the vote on the election of directors, approval of the Credit Acceptance Corporation Amended and Restated Incentive Compensation Plan and certain previously granted awards, and the ratification of the selection of Grant Thornton as the Company’s independent registered public accounting firm for 2009, respectively, and will therefore have no effect on the election, the approval, and the ratification, as applicable.

If you own shares through a bank or broker in street name, you may instruct your bank or broker how to vote your shares. “Broker non-votes” occur when a bank, broker or other nominee holder has not received voting instructions with respect to a particular matter and the nominee holder does not have discretionary power to vote on that matter. The election of directors and ratification of independent registered public accountants are considered routine matters, so your bank or broker will have discretionary authority to vote your shares held in street name on those proposals. The approval of the Credit Acceptance Corporation Amended and Restated Incentive Compensation Plan and certain previously granted awards is not considered a routine matter, so your bank or broker will not have discretionary authority to vote your shares held in street name on that proposal.

The expenses of soliciting proxies will be paid by the Company. In addition to solicitation by mail, the officers and employees of the Company, who will receive no extra compensation therefore, may solicit proxies personally or by telephone. The Company will reimburse brokerage houses, custodians, nominees and fiduciaries for their expense in mailing proxy materials to shareholders.

COMMON STOCK OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information as of March 24, 2009 concerning beneficial ownership by all directors and nominees, by each of the executive officers named in the Summary Compensation Table, by all directors and executive officers as a group, and by all other beneficial owners of more than 5% of the outstanding shares of Common Stock. The number of shares beneficially owned is determined under rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and also any shares which the individual has the right to acquire on March 24, 2009 or within 60 days thereafter through the exercise of any stock option or other right. Unless otherwise indicated, each holder has sole investment and voting power with respect to the shares set forth in the following table.

	Number
	of Shares		Percent of
	Beneficially Owned		Outstanding Shares

Donald A. Foss	19,523,269	(a)	63.5%
Brett A. Roberts	805,716	(b)	2.6%
Steven M. Jones	95,475	(b)	*
Kenneth S. Booth	38,418	(b)	*
Michael P. Miotto	11,575	(b)	*
Glenda J. Chamberlain	104,000	(b)	*
Thomas N. Tryforos	499,267	(c)	1.6%
Scott J. Vassalluzzo	4,280,217	(d)	13.9%
All Directors and Executive Officers as a Group (11 persons)	25,649,466	(e)	81.0%
Thomas W. Smith	5,127,108	(d)	16.7%
Steven M. Fischer	3,873,462	(d)	12.6%
Idoya Partners L.P.	1,943,403	(d)	6.3%
Prescott Associates L.P.	1,830,101	(d)	6.0%

*	Less than 1%.

(a)	Shares are held by Donald A. Foss and Donald A. Foss Revocable Living Trust dated January 26, 1984 as to which Mr. Foss is the trustee. Karol A. Foss as trustee of the Karol A. Foss Revocable Trust Under Agreement dated January 16, 1981, as amended and restated on January 26, 1984, June 28, 1990, December 10, 1997 and April 1, 2005, and Allan Apple as trustee of the Karol A. Foss 2005 Grantor Retained Annuity Trust under Agreement dated November 11, 2005, are the record owners of 9,711,773 of these shares of which Mr. Foss has sole voting power and dispositive power of such shares pursuant to an agreement dated December 6, 2001, and expiring December 6, 2013. In addition, Mr. Foss has shared voting and dispositive power with respect to 83,166 shares which are owned by a limited liability company in which he has a 20% interest. The amount also includes 2,204,198 shares pledged pursuant to a margin account arrangement. Mr. Foss’ business address is 25505 West Twelve Mile Road, Southfield, Michigan 48034-8339.

(b)	Includes shares which the individual has the right to acquire upon exercise of employee or director stock options, the lapse of time-based restrictions on restricted stock, and the Company’s satisfaction of certain performance-related criteria for performance-based restricted stock, as follows:

		Restricted Stock
	Stock	Time	Performance
	Options	Based	Based

Brett A. Roberts	552,469	382	52,756
Steven M. Jones	50,000	29,292	7,139
Kenneth S. Booth	10,000	8,292	5,634
Michael P. Miotto	—	10,487	—
Glenda J. Chamberlain	100,000	—	—
All Directors and Executive Officers as a Group (11 persons)	927,469	62,203	66,654

(c)	Mr. Tryforos shares power to dispose of 28,467 shares owned by others but has no voting rights with regard to those shares.

(d)	Messrs. Vassalluzzo, Smith, and Fischer are each a general partner in Idoya Partners L.P. and Prescott Associates L.P., both New York limited partnerships. Idoya Partners L.P. and Prescott Associates L.P. have the sole power to vote or direct the vote and dispose of or to direct the disposition of 1,943,403 shares and 1,830,101 shares, respectively. These amounts are included in the table below as shares beneficially owned by Messrs. Vassalluzzo, Smith, and Fischer, as they have shared voting and dispositive power. A reconciliation of the number of shares beneficially owned by Messrs. Vassalluzzo, Smith, and Fischer, based on information obtained directly from these individuals as of March 24, 2009, follows:

	Shared Voting	Sole Voting and	Shared Voting and
	and Dispositive	Dispositive	Sole Dispositive
	Power	Power	Power	Total

Scott J. Vassalluzzo	4,073,462	55,000	151,755	4,280,217
Thomas W. Smith	4,073,462	869,246	184,400	5,127,108
Steven M. Fischer	3,873,462	—	—	3,873,462

The business address of Idoya Partners L.P., Prescott Associates L.P., and Messrs. Vassalluzzo, Smith, and Fischer is 323 Railroad Avenue, Greenwich, Connecticut 06830.

(e)	Includes shares referenced in (a), (b), and (c), above. Additionally, includes shares referenced in (d) related to Mr. Vassalluzzo, above.

PROPOSAL 1 — ELECTION OF DIRECTORS

Description of Nominees

Five directors, constituting the entire Board of Directors, are to be elected at the Annual Meeting. Each director holds office until the next annual meeting of shareholders and until his or her successor has been elected and qualified. The nominees named below have been selected by the Board of Directors of the Company. If, due to circumstances not now foreseen, any of the nominees named below will not be available for election, the proxies will be voted for such other person or persons as the Board of Directors may select. Each of the nominees is currently a director of the Company.

The following sets forth information as to each nominee for election at the Annual Meeting, including their age, present principal occupation, other business experience during the last five years, directorships in other publicly-held companies, membership on committees of the Board of Directors and period of service as a director of the Company. The Board of Directors recommends a vote FOR each of the nominees for election. Executed proxies will be voted FOR the election of the Board of Directors’ nominees unless shareholders specify otherwise in their proxies. The election of directors requires a plurality of the votes cast, so that only votes cast “for” directors are counted in determining which directors are elected. The five directors receiving the most “for” votes will be elected. Withheld votes will be treated as shares present for purposes of determining the presence of a quorum but will have no effect on the vote for the election of directors.

Donald A. Foss; age 64; Chairman of the Board of Directors.

Mr. Foss is the founder and principal shareholder of the Company, in addition to owning and operating companies engaged in the sale of used vehicles. He was formally named Chairman of the Board of Directors and Chief Executive Officer of the Company in March 1992 and vacated the Chief Executive Officer position effective January 1, 2002.

Glenda J. Chamberlain; age 55; Executive Vice President and Chief Financial Officer, Whole Foods Market, Inc.

Ms. Chamberlain is the Executive Vice President and Chief Financial Officer of Whole Foods Market, Inc., the largest natural and organic foods supermarket retailer in the United States. Ms. Chamberlain joined Whole Foods Market in 1988 as Chief Financial Officer, prior to which she held positions in public accounting, retail and business consulting. Ms. Chamberlain became a director of the Company in March 2004. She is also a director of Golfsmith International Holdings, Inc.

Brett A. Roberts; age 42; Chief Executive Officer.

Mr. Roberts joined the Company in 1991 as Corporate Controller and was named Assistant Treasurer in March 1992 and Vice President-Finance in April 1993. He was named Chief Financial Officer and Treasurer in August 1995. He was named Executive Vice President and Chief Financial Officer in January 1997, Co-President in January 2000, Executive Vice President of Finance and Operations in October 2000, Chief Operating Officer in January 2001, and Chief Executive Officer in January 2002. Mr. Roberts assumed the position of President from September 2006 until April 2007. Mr. Roberts became a director of the Company in March 2002.

Thomas N. Tryforos; age 49; Private Investor.

Mr. Tryforos is presently a private investor. Between May 1991 and September 2004, Mr. Tryforos was employed as a General Partner at Prescott Investors, Inc., a private investment firm based in Connecticut. Mr. Tryforos became a director of the Company in July 1999.

Scott J. Vassalluzzo; age 37; General Partner, Prescott Investors, Inc.

Mr. Vassalluzzo is a General Partner at Prescott Investors, Inc., a private investment firm. Mr. Vassalluzzo joined Prescott Investors in 1998 as an equity analyst and became a General Partner in 2000. Prior to 1998, Mr. Vassalluzzo worked in public accounting at Coopers & Lybrand (now PricewaterhouseCoopers LLP) and received a certified public accountant certification. Mr. Vassalluzzo became a director of the Company in March 2007.

Other Executive Officers

Steven M. Jones; age 45; President.

Mr. Jones joined the Company in October 1997 as Manager of the Debt Recovery Department for Credit Acceptance Corporation UK Limited, in which position he served until November 1999 when he was named Deputy Managing Director, Credit Acceptance Corporation UK Limited. In December 2001, he was named Managing Director Credit Acceptance Corporation UK Limited in which he was responsible for the operations of the Company’s United Kingdom business segment. Mr. Jones was named Chief Administrative Officer in November 2003, Chief Analytics Officer in December 2004, Chief Originations Officer in June 2006, and to his present position in April 2007. Mr. Jones also assumed the responsibilities of Chief Operating Officer in February 2008.

Kenneth S. Booth; age 41; Chief Financial Officer.

Mr. Booth joined the Company in January 2004 as Director of Internal Audit. He was named Chief Accounting Officer in May 2004 and to his present position in December 2004. From August 1991 until joining the Company, Mr. Booth worked in public accounting, most recently as a senior manager at PricewaterhouseCoopers LLP.

Douglas W. Busk; age 48; Senior Vice President and Treasurer.

Mr. Busk joined the Company in November 1996 and was named Vice President and Treasurer in January 1997. He was named Chief Financial Officer in January 2000. Mr. Busk served as Chief Financial Officer and Treasurer until August 2001, when he was named President of the Company’s Capital Services unit. He resumed his duties as Chief Financial Officer and Treasurer in December 2001 and has been in his present position since May 2004.

Michael W. Knoblauch; age 45; Senior Vice President — Loan Servicing.

Mr. Knoblauch joined the Company in 1992. He served as the Company’s collection manager from May 1994 to August 1995. He was named Vice President — Collections in August 1995, Chief Operating Officer in July 1999,

Co-President in January 2000, President in October 2000, Chief Operating Officer in January 2002, and to his present position in February 2008.

Michael P. Miotto; age 48; Chief Information Officer.

Mr. Miotto joined the Company in November 2006 as Chief Information Officer. From May 2001 through November 2006, he was the Strategic Infrastructure and Marketing and Sales Systems Manager for Ford Motor Company.

Charles A. Pearce; age 44; Chief Legal Officer.

Mr. Pearce joined the Company in January 1996 as General Counsel. He was named Vice President — General Counsel in January 1997; Vice President — General Counsel and Corporate Secretary in June 1999 and to his present position in December 2004.

Meetings and Committees of the Board of Directors

The Board of Directors held four meetings during 2008. All directors attended at least 75% of the total number of meetings of the Board of Directors and any committees of the Board of Directors on which he or she served during 2008. Directors are expected to use their best efforts to be present at the annual meeting of shareholders. All of the Company’s directors who were serving at such time of the 2008 Annual Meeting of Shareholders attended the Annual Meeting.

Standing committees of the Board of Directors include the Executive Compensation Committee, the Audit Committee and the Nominating Committee. The members of each of the committees during 2008 were Messrs. Tryforos, Vassalluzzo and Ms. Chamberlain. Messrs. Tryforos, Vassalluzzo, and Ms. Chamberlain were determined to be “independent directors” as defined in Marketplace Rule 4200(a)(15) of The Nasdaq Stock Market (“Nasdaq”).

The Board of Directors has adopted charters for each of the three standing committees. The charters are available on the Company’s website at creditacceptance.com through the “Corporate Governance” link on the “Investor Relations” page.

The Executive Compensation Committee held four meetings in 2008. The Executive Compensation Committee’s principal responsibilities include: (a) reviewing and approving on an annual basis the compensation of all executive officers of the Company, (b) making recommendations to the Board of Directors regarding compensation of non-employee directors, and (c) reviewing and administering all benefit plans pursuant to which Company securities (including stock options, restricted share grants, and restricted share unit awards) are granted to the Company’s executive officers or directors.

The Nominating Committee held one meeting in 2008. The Nominating Committee’s principal responsibilities include: (a) establishing criteria for the selection of new Board of Directors members and conducting searches and interviews for individuals qualified to become Board of Directors members; (b) making recommendations to the Board of Directors regarding director nominees for the next annual meeting of shareholders from the pool of identified qualified individuals; and (c) recommending to the Board of Directors which directors should serve on the various committees of the Board of Directors. The Nominating Committee may use various methods to identify director candidates, including recommendations from existing Board of Directors members, management, shareholders, search firms and other sources outside the Company. Director candidates need not possess any specific minimum qualifications. Rather, a candidate’s suitability for nomination and election to the Board of Directors will be evaluated in light of the portfolio of skills, experience, perspective and background required for the effective functioning of the Board of Directors, as well as the Company’s strategy and its regulatory and market environments. The Nominating Committee will consider candidates recommended by shareholders using the same procedures and standards utilized for evaluating candidates recommended by other sources. See “Shareholder Proposals and Nominees for 2010 Annual Meeting” for a description of the procedures for shareholders to submit recommendations of candidates for director.

The Audit Committee met nine times in 2008. The Audit Committee’s principal responsibilities include: (a) overseeing the integrity of the Company’s financial statements and financial reporting process, and the Company’s systems of internal accounting and financial controls; (b) overseeing the annual independent audit of the Company’s financial statements, the engagement of the independent auditors and the evaluation of the independent auditors’ qualifications, independence and performance; (c) overseeing the Company’s disclosure controls and procedures; (d) approving in advance all audit services, to ensure that a written statement is received from the external auditors setting forth all relationships with the Company; (e) reviewing and approving any related party transactions; (f) periodically meeting with the Chief Legal Officer and the appropriate legal staff to review material legal affairs of the Company; and (g) acting as the Qualified Legal Compliance Committee. The Board of Directors has determined that each of the members of the Audit Committee is “independent”, as independence is defined in the applicable Nasdaq and SEC rules for Audit Committee members. The Board of Directors has also determined that Mr. Tryforos, Mr. Vassalluzzo and Ms. Chamberlain are “audit committee financial experts” as defined by applicable SEC rules and that each of the Audit Committee members satisfies all other qualifications for Audit Committee members set forth in the applicable Nasdaq and SEC rules.

Report of the Audit Committee

In accordance with its written charter, the Audit Committee provides assistance to the Board of Directors in fulfilling its responsibility to the shareholders, potential shareholders and investment community relating to oversight of the independent auditors, corporate accounting, reporting practices and the quality and integrity of the financial reports of the Company.

In discharging its oversight responsibility as to the audit process, the Audit Committee received from the independent auditors and reviewed a formal written statement describing all relationships between the auditors and the Company that might reasonably be thought to bear on the auditors’ independence consistent with the applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditor’s communications with the audit committee concerning independence, and discussed with the auditors any relationships that may reasonably be thought to impact their objectivity and independence and satisfied itself as to the auditors’ independence.

The Audit Committee discussed with the independent auditors the matters required to be discussed by the statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1 AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

The Audit Committee reviewed and discussed with management and the independent auditors the audited financial statements of the Company as of and for the fiscal year ended December 31, 2008 and the independent auditors’ evaluation of the Company’s internal control over financial reporting.

Based on the above-mentioned reviews and discussions with management and the independent auditors, the Audit Committee recommended to the Board of Directors that the Company’s audited financial statements be included in its Annual Report on Form 10-K for the year ended December 31, 2008 for filing with the SEC. The Audit Committee also reappointed Grant Thornton as the independent auditors for the fiscal year ended December 31, 2009.

AUDIT COMMITTEE:

GLENDA J. CHAMBERLAIN	THOMAS N. TRYFOROS (CHAIR)	SCOTT J. VASSALLUZZO

Shareholder Communications with the Board of Directors

Shareholders desiring to communicate with the Board of Directors or any individual director may call 1-866-396-0556 or e-mail the Board of Directors by going to the Company’s website at ir.creditacceptance.com/contactboard.cfm. Telephone calls will be taped and summarized by the third party provider which monitors the hotline service. A summary of the calls received will be sent to the Chief Legal Officer, the Director of Internal Audit, the Chairman of the Audit Committee, and to any director to whom communications are addressed. Communications submitted to the Board of Directors through the Company’s website will be received by the Company’s Chief Legal Officer, the Director of Internal Audit, the Chairman of the Audit Committee, and any directors to whom the communication was addressed.

Codes of Ethics

The Company has adopted codes of ethics that apply to the Company’s directors, executive officers and other employees. The codes of ethics are available on the Company’s website at creditacceptance.com through the “Corporate Governance” link on the “Investor Relations” page. Shareholders may also obtain a written copy of the codes of ethics, without charge, by sending a written request to the Investor Relations Department, Credit Acceptance Corporation, P.O. Box 513, Southfield, Michigan 48037. The Company intends to disclose any amendments to, or waivers from, the provisions of the codes of ethics applicable to its directors or executive officers on its website.

COMPENSATION DISCUSSION AND ANALYSIS

Compensation of Executive Officers

The following Compensation Discussion and Analysis describes the elements of compensation for the following individuals, collectively referred to as the “named executive officers”:

•	Donald A. Foss, Chairman of the Board of Directors;

•	Brett A. Roberts, Chief Executive Officer;

•	Steven M. Jones, President;

•	Kenneth S. Booth, Chief Financial Officer; and

•	Michael P. Miotto, Chief Information Officer.

General Philosophy

Our executive compensation programs are designed to achieve the following objectives:

•	Attract and retain individuals that will drive business success; and

•	Provide appropriate incentives that reward outstanding financial performance and align the interests of executives and shareholders.

We accomplish these objectives through compensation programs that:

•	Contain a significant component tied to individual and Company performance;

•	Provide competitive overall compensation if performance objectives are achieved; and

•	Encourage participants to act as owners.

Overall Process

The Executive Compensation Committee (the “Compensation Committee”) oversees and approves the Company’s overall compensation strategy and determines all aspects of compensation for the Company’s Chief

Executive Officer and Chairman. The Compensation Committee determines compensation for other named executive officers after considering recommendations supplied by the Company’s Chief Executive Officer.

The Compensation Committee periodically reviews all aspects of executive compensation and determines if existing plans are effective in meeting the objectives described above. Such reviews are typically conducted at the first meeting of each fiscal year. From time to time, the Compensation Committee may make modifications to existing plans or adopt new plans.

Compensation — Mr. Roberts, Chief Executive Officer

Compensation for Mr. Roberts, the Company’s Chief Executive Officer, includes a base salary and equity-based incentive compensation.

Base salaries at all levels in the organization are designed to provide a level of basic compensation and allow the Company to recruit and retain qualified team members. Mr. Roberts’ base salary was determined by the Compensation Committee after considering the following:

•	The performance of the Company over Mr. Roberts’ tenure as Chief Executive Officer;

•	An assessment of Mr. Roberts’ individual performance;

•	Market data;

•	Internal benchmarks; and

•	Other components of Mr. Roberts’ total compensation plan.

In February 2008 and 2009, the Compensation Committee determined that Mr. Roberts’ annual base salary of $800,000 would remain unchanged for 2008 and 2009 based on the determination that his overall compensation plan did not require any adjustment and is working as intended.

The principle component of Mr. Roberts’ incentive compensation plan is comprised of restricted stock unit (“RSU”) awards. On February 22, 2007, the Compensation Committee approved an award of 300,000 RSUs to Mr. Roberts. Each RSU represents and has a value equal to one share of common stock of the Company. The RSUs will be earned over a five year period starting in 2007, based upon the compounded annual increase in the Company’s adjusted economic profit. Adjusted economic profit measures how efficiently the Company utilizes its total capital, both debt and equity. Management uses adjusted economic profit to assess the Company’s performance as well as to make capital allocation decisions. Management believes this information is important to shareholders because it allows shareholders to compare the returns earned by the Company investing capital in its core business with the return they could expect if the Company returned capital to shareholders and they invested in other securities. Adjusted economic profit is defined, for the purposes of the RSU vesting calculation, as net income (adjusted for non-recurring items and certain non-US GAAP adjustments, as included in the Company’s earnings releases, and adjustments to reflect carrying costs of stock options) less a cost of capital. The cost of capital includes a cost of debt and a cost of equity. The cost of equity is determined based on a formula that considers the risk of the business (assessed at 5% + the average 30 year treasury rate) and the risk associated with the Company’s use of debt. The actual formula utilized for determining the cost of equity is as follows: (the average 30 year treasury rate + 5%) + [(1− tax rate) x (the average 30 year treasury rate + 5%− the pre-tax average cost of debt rate) x (average debt/(average equity + average debt x tax rate)]. Each year, 20% of the grant is eligible to vest. In 2007 and 2008, under the formula described above, the compounded annual increase in adjusted economic profit was greater than 10%, so 100% of the RSUs eligible to vest were vested (120,000). In 2009 through 2011, if the compounded annual increase in adjusted economic profit measured from 2006 is 10% or greater, then 100% of the RSUs eligible to vest will vest, including the RSUs that did not vest in prior years. During this same period, if the compounded annual increase in adjusted economic profit is greater than 0% but less than 10%, then half of the eligible RSUs will vest, including RSUs that did not vest in prior years. Any earned RSUs will be distributed to Mr. Roberts on February 22, 2014. From 2007 through 2011, (the “performance period”), the Company will credit Mr. Roberts, on each date that the Company pays a cash dividend to holders of common stock generally, an additional number of RSUs equal to the total number of whole RSUs and additional share units previously credited multiplied by the dollar amount of the cash dividend paid per share of common stock by the Company on such date, divided by the closing price of a share of common stock on such date.

The RSUs may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Mr. Roberts will have no voting rights until the RSUs are vested and will have no right to transfer the RSUs or the underlying shares until shares of common stock are vested and distributed to him in 2014.

The Compensation Committee believes that the RSUs granted to Mr. Roberts appropriately align his compensation with the interests of shareholders as a result of the following:

•	The financial rewards will only be received if long-term adjusted economic profit increases over time;

•	The amount of compensation received will be proportionate to the amount of shareholder wealth created as measured by the share price; and

•	The RSU award is long-term in nature, which will incentivize Mr. Roberts to take actions that will benefit shareholders longer-term.

In addition to the RSU award described above, other forms of equity compensation granted to Mr. Roberts in previous years continue to impact the amount of compensation to be earned in 2009 and beyond. The following tables summarize these grants as of December 31, 2008:

				Unvested
Vested and				Shares of
Exercisable	Exercise			Restricted
Options	Price	Expiration		Stock
(#)	($)	Date		(#)	Vesting Target

100,000	$3.63	12/31/2009		52,756	Adjusted earnings per share of $3.38 by 12/31/2010
180,987	$9.25	1/2/2012	(a)	763	381 shares on 2/22/2009 and 382 shares on 2/22/2010
271,482	$9.89	1/2/2012	(a)

(a)	On December 30, 2008, the Executive Compensation Committee of the Board of Directors of the Company unanimously adopted an immaterial amendment to the stock option agreement dated January 2, 2002 between Brett A. Roberts and the Company in order to comply with Section 409(A) of the Internal Revenue Code of 1986, as amended (the “Code”). The original agreement granted 452,469 options to Mr. Roberts at an exercise price of $9.25. The amendment increased the exercise price of 271,482 options to $9.89. This amendment did not have any accounting impact to the Company.

The options listed in the table above were granted in prior years with vesting provisions linked to improvements in adjusted economic profit and adjusted earnings per share. Fully vested options can be exercised by Mr. Roberts at his discretion, where the options continue to provide a financial incentive linked to any future share price appreciation. Similarly, unvested restricted stock, granted in prior years based on attainment of financial targets, require further improvement in adjusted earnings per share in order to vest and change in value based on changes in the share price.

The allocation between cash and equity compensation, and between short- and long-term incentives, was determined based on the discretion of the Compensation Committee. The ultimate allocation will depend on the future performance of the Company and future changes in the Company’s share price. If vesting targets are achieved, it is likely that a substantial percentage of the amount realized will be from long-term, equity-based incentives, which is consistent with the philosophy of the Committee that executive compensation should be linked to long-term shareholder value. Since a substantial portion of the amounts to be realized by Mr. Roberts will not be distributed until 2014, the Committee believes this plan creates an incentive for Mr. Roberts to take actions and make decisions that will benefit the Company over a long-term time period. Such incentives are believed to be appropriate given the nature of the duties and responsibilities assigned to the Chief Executive Officer.

Mr. Roberts maintains a substantial ownership stake in the Company. As of the date of this Proxy Statement, Mr. Roberts owns 200,109 shares of the Company’s common stock.

Compensation — Other Named Executive Officers

Compensation — Mr. Foss, Chairman of the Board of Directors.  Mr. Foss’ base salary and performance is reviewed on an annual basis by the Compensation Committee. Mr. Foss does not receive any form of incentive compensation due to his significant ownership percentage in the Company. In February 2008 and 2009, the Compensation Committee determined that Mr. Foss’ base salary of $475,000, which compensates him for the services that he renders to the Company during the year, would remain unchanged for 2008 and 2009.

Base Salaries.  Base salaries at all levels in the organization are designed to provide a level of basic compensation and allow the Company to recruit and retain qualified team members. Base salaries are determined by the Compensation Committee after reviewing recommendations supplied by the Company’s Chief Executive Officer. The recommendations were based on the following factors:

•	The performance of the Company;

•	An assessment of the named executive officer’s individual performance;

•	Market data;

•	Internal benchmarks;

•	Other non-equity and equity compensation components of the named executive officer’s total compensation plan; and

•	Roles and responsibilities for each named executive officer.

In February 2008, the Compensation Committee determined that there would be no change in named executive officer base salaries for 2008 from 2007 levels, with the exception of Mr. Miotto. Mr. Miotto’s salary increased to $300,000 for 2008 from $250,000 in 2007, based on the criteria stated above.

In February 2009, the Compensation Committee determined 2009 base salaries for the named executive officers. Based on the criteria stated above, the following base salary changes were made: Mr. Jones’ base salary increased from $500,000 to $525,000; Mr. Booth’s base salary increased from $325,000 to $341,250; and Mr. Miotto’s base salary increased from $300,000 to $315,000.

Incentive Compensation — Mr. Jones, President.  2008 Incentive compensation for Mr. Jones, the Company’s President, consisted of a cash bonus award and a grant of restricted stock. Both awards were based on a formula that was selected at the start of 2008, which considers the annual percentage growth in adjusted economic profit generated by the Company over the prior two years. The adjusted economic profit calculation is consistent with that of Mr. Roberts, however, Mr. Jones’ calculation uses a fixed cost of capital of 6.5%. The amount of the award is computed based upon the following formula: (the growth in adjusted economic profit from 2006 to 2008) x (15) x (Mr. Jones’ base salary). The total amount of the calculated award is split evenly into cash and restricted stock. The restricted stock vests evenly over a three-year period.

The cash bonus and restricted stock awards for 2008 were based on a two-year period since adjusted economic profit, as determined by the Company’s formula, decreased in 2007. As a result of the decrease, the Company continued to use 2006 as the base year for purposes of computing incentive compensation in 2008. For 2008, Mr. Jones earned a cash bonus of $578,250, which was paid out in February 2009. Additionally, Mr. Jones was awarded 27,993 shares of time-based restricted stock, which vest evenly over the next three years on the anniversary date of the grant. The award of these shares is subject to shareholder approval of the Credit Acceptance Corporation Amended and Restated Incentive Compensation Plan, which will increase the number of shares available for award under the plan.

The adjusted economic profit formula was determined based on reviewing the award amounts produced under various growth rate scenarios and comparing the amounts to market data and internal benchmarks. The formula includes a fixed cost of capital of 6.5% rather than one that varies based on market rates in order to reward Mr. Jones on operating performance. Mr. Jones’ 2008 incentive compensation plan was based on annual performance, rather than longer term performance, in order to reward Mr. Jones for improving the Company’s operating effectiveness over a shorter time period. These aspects of Mr. Jones’ incentive compensation plan were consistent with the duties and responsibilities assigned to Mr. Jones over the period covered by the incentive compensation plan.

The incentive compensation plan for Mr. Jones was reevaluated for 2009 due to evolving job responsibilities and a changing external economic environment. After considering the expanded nature of his duties and responsibilities and further considering that the external environment was likely to play a larger role in short-term financial performance, changes were made to his compensation plan. The cash bonus and restricted stock plan described above was eliminated and replaced with the award of 100,000 RSUs on October 2, 2008 and 50,000 RSUs on March 27, 2009. The RSUs have the same terms as those granted to Mr. Roberts, as described above, with the exception of the performance period and the distribution date. The RSUs granted to Mr. Jones will vest based on adjusted economic profit results for 2009 through 2013 and any vested RSUs will be distributed on February 22, 2016.

Incentive Compensation — Mr. Booth, Chief Financial Officer and Mr. Miotto, Chief Information Officer.  2008 Incentive compensation for Mr. Booth, the Company’s Chief Financial Officer, and Mr. Miotto, the Company’s Chief Information Officer, was determined based on a formula that was selected at the start of 2008. The formula provides for an award consisting of 50% cash bonus and 50% restricted stock that ranges from 0% to 120% of the recipient’s base salary based on a combination of Company performance and the individual’s performance rating. The restricted stock vests evenly over a three year period. If growth from the prior year in adjusted economic profit, as disclosed in the Company’s annual earnings release, exceeds 10%, total incentive compensation ranges from 0% to 120%. If growth in adjusted economic profit is greater than 0% but less than 10%, total incentive compensation ranges from 0% to 90%. If adjusted economic profit in 2008 falls below that achieved in 2007, total incentive compensation ranges from 0% to 60%. In 2008, growth in adjusted economic profit exceeded 10%. Within the range established, the actual amount awarded depends entirely on the individual’s performance rating.

The potential bonus awards were set based on a review of market data and internal benchmarks. Each named executive officer has defined duties and responsibilities related to their role in the organization. The incentive compensation plan in place for Messrs. Booth and Miotto attempts to balance individual performance with overall Company performance. Individual performance is assessed twice per year through a formal performance review. The year end review assesses the named executive officer’s performance for the full year and determines the amount of the incentive compensation award within the range established. Company performance is rewarded through increases in the value of earned but unvested restricted stock. In addition, Company performance determines the range of possible awards as described above. For 2008, Messrs. Booth and Miotto earned cash bonus amounts of $130,000 and $120,000, respectively, which were paid out in February 2009. Additionally, Messrs. Booth and Miotto were awarded 5,824 and 6,735 shares of time-based restricted stock, respectively, which vest evenly over the next three years on the anniversary date of the grant. The award of these shares is subject to shareholder approval of the Credit Acceptance Corporation Amended and Restated Incentive Compensation Plan, which will increase the number of shares available for award under the plan.

The incentive compensation plan for Messrs. Booth and Miotto was reevaluated for 2009 due to the changing external economic environment and a desire to establish long-term incentives. As a result, the restricted stock component of the incentive compensation plan was replaced with an RSU award. On November 13, 2008, Mr. Booth was awarded 22,500 RSUs and Mr. Miotto was awarded 27,500 RSUs. The RSUs granted to Messrs. Booth and Miotto have the same terms as those granted to Mr. Roberts, as described above, with the exception of the performance period and distribution date. The RSUs will vest based on adjusted economic profit results for 2009 through 2013 and any vested RSUs will be distributed on February 22, 2016.

Deductibility of Executive Compensation

Section 162(m) of the Internal Revenue Code of 1986, as amended, restricts the deductibility of executive compensation paid to the Company’s Chief Executive Officer and any of the four other most highly compensated executive officers at the end of any fiscal year to not more than $1 million in annual compensation (including gains from the exercise of certain stock option grants). Certain performance-based compensation is exempt from this limitation if it complies with the various conditions described in Section 162(m).

The Compensation Committee intends, where appropriate, to structure compensation in a manner that causes it to qualify as performance-based compensation under Section 162(m); however, it believes that it may be appropriate from time to time to exceed the limitations on deductibility under Section 162(m) to ensure that executive officers are compensated in a manner that it believes to be consistent with the best interests of the Company and its shareholders, and reserves the authority to approve non-deductible compensation in appropriate circumstances.

Executive Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis above with management and, based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

THE EXECUTIVE COMPENSATION COMMITTEE

GLENDA J. CHAMBERLAIN	THOMAS N. TRYFOROS (CHAIR)	SCOTT J. VASSALLUZZO

SUMMARY COMPENSATION TABLE

The following table sets forth certain summary information for the year indicated concerning the compensation awarded to, earned by, or paid to the Chief Executive Officer, the Chief Financial Officer, and the other three most highly compensated executive officers of the Company who were serving as executives as of December 31, 2008, 2007 and 2006.

					Non-Equity
			Stock	Option	Incentive Plan	All Other
Name and			Awards	Awards	Compensation	Compensation
Principal Position	Year	Salary	(a)	(b)	(c)	(d)	Total

Donald A. Foss	2008	$475,000	$—	$—	$—	$1,250	$476,250
Chairman of the Board	2007	$475,000	$—	$—	$—	$1,250	$476,250
	2006	$475,000	$—	$—	$—	$1,250	$476,250
Brett A. Roberts	2008	$800,000	$2,976,263	$—	$—	$—	$3,776,263
Chief Executive Officer	2007	$764,615	$3,725,904	$—	$—	$—	$4,490,519
	2006	$400,000	$520,179	$—	$319,744	$—	$1,239,923
Steven M. Jones	2008	$500,000	$136,741	$—	$578,250	$—	$1,214,991
President	2007	$482,692	$97,845	$—	$—	$—	$580,537
	2006	$279,692	$67,752	$2,852	$134,704	$—	$485,000
Kenneth S. Booth	2008	$325,000	$98,343	$—	$130,000	$2,707	$556,050
Chief Financial Officer	2007	$318,077	$89,662	$—	$48,750	$1,250	$457,739
	2006	$236,154	$31,552	$—	$70,736	$1,250	$339,692
Michael P. Miotto	2008	$294,231	$45,125	$—	$120,000	$2,707	$462,063
Chief Information Officer	2007	$250,000	$16,258	$—	$62,500	$1,250	$330,008
	2006	$19,231	$1,659	$—	$—	$—	$20,890

(a)	The amounts reported in this column represent amounts that have been expensed in the Company’s financial statements in accordance with Financial Accounting Standards No. 123R (“FAS 123(R)”) in connection with the award of restricted stock and RSU grants in accordance with the Incentive Plan for fiscal years ended December 31, 2008, 2007 and 2006, respectively. These amounts are based on the grant date fair value of such awards expensed over the requisite vesting period and thus include amounts from awards granted in and prior to 2008, 2007 and 2006. Assumptions used in the calculation of these amounts are included in Note 10 to the Company’s audited financial statements for the fiscal years ended December 31, 2008 and 2007, and in Note 9 for the fiscal year ended December 31, 2006, which are included in the Company’s 2008, 2007 and 2006 Annual Report on Form 10-K.

The RSU awards vest based on attaining certain performance criteria over a five-year period. Mr. Roberts’ performance criteria period began on January 1, 2007. Messrs. Jones, Booth and Miotto’s performance criteria period begins on January 1, 2009.

US GAAP accounting requires the awards to be expensed so that more expense is recorded during the early years of the vesting period. The amounts expensed for RSUs granted to named executive officers and, assuming that future performance criteria are attained, the amounts expected to be expensed, are as follows:

	Expensed		Expected Expense
Name	2007	2008	2009	2010	2011	2012	2013	Total

Brett A. Roberts	$3,374,503	$2,172,220	$1,285,176	$733,454	$324,647	$—	$—	$7,890,000
Steven M. Jones(i)	—	—	1,262,478	759,970	459,610	263,533	116,409	2,862,000
Kenneth S. Booth	—	—	138,750	77,978	47,565	27,415	12,155	303,863
Michael P. Miotto	—	—	169,596	95,264	58,180	33,492	14,856	371,388

Total	$3,374,503	$2,172,220	$2,856,000	$1,666,666	$890,002	$324,440	$143,420	$11,427,251

(i)	On March 27, 2009, Mr. Jones was granted an award of 50,000 additional RSUs with terms identical to those issued on October 2, 2008. The expected expense for Mr. Jones includes the expense related to the March 27, 2009 grant.

(b)	The amounts reported in this column represent amounts that have been expensed in the Company’s financial statements in accordance with FAS 123(R) in connection with stock option awards granted in accordance with the Company’s 1992 Stock Option Plan (the “1992 Plan”) for fiscal years ended December 31, 2008, 2007 and 2006, respectively. These amounts are based on the grant date fair value of such awards expensed over the requisite vesting period and thus include amounts relating to options granted prior to 2006. No options were granted during 2008, 2007 or 2006. As of December 31, 2006, all stock options issued to named executive officers were fully vested and expensed. The 1992 Plan was terminated as to future grants on May 13, 2004, with shareholder approval of the Incentive Plan. Assumptions used in the calculation of this amount are included in Note 9 to the Company’s audited financial statements for the fiscal year ended December 31, 2006, which is included in the Company’s 2006 Annual Report on Form 10-K.

(c)	The determination for the amounts in this column were approved by the Compensation Committee during February 2009 for the year ended December 31, 2008, during February 2008 for the year ended December 31, 2007, and during February 2007 for the year ended December 31, 2006, and paid out shortly thereafter. These amounts are described in the Compensation Discussion and Analysis section of this Proxy Statement.

(d)	The amounts disclosed in this column consist of the Company’s matching contribution for the 401(k) Profit Sharing Plan. Additionally, the amounts include payments under the Credit Acceptance Corporation Profit Sharing Variable Compensation Program, available to all team members except the Chairman of the Board, Chief Executive Officer, and President. This program is designed to reward team members for increased Company profitability by way of a quarterly payment. The cost to the Company of perquisites provided in 2008, 2007 and 2006 to the named executive officers did not exceed $10,000.

2008 GRANTS OF PLAN-BASED AWARDS

The following table sets forth information concerning each grant of an award made to a named executive officer in 2008. Mr. Foss does not receive any form of incentive compensation due to his significant ownership percentage of the Company.

								All Other
								Stock Awards:
								Number of
		Estimated Future Payouts Under			Estimated Future Payouts Under			Shares of
		Non-Equity Incentive Plan Awards(a)			Equity Incentive Plan Awards(b)			Stock or
	Grant	Threshold	Target	Maximum	Threshold	Target	Maximum	Units
Name	Date	($)	($)	($)	(#)	(#)	(#)	(#)(c)

Brett A. Roberts		$—	$—	$—
					—	—	—	—
Steven M. Jones		$—	$578,250	$—
	10/2/2008				—	100,000	—	—
Kenneth S. Booth		$—	$130,000	$195,000
	2/28/2008							1,377
	11/13/2008				—	22,500	—
Michael P. Miotto		$—	$120,000	$180,000
	2/28/2008							3,818
	11/13/2008				—	27,500	—

(a)	The amounts reported in this column were determined in accordance with the formulas determined by the Compensation Committee in accordance with the named executive officers’ incentive compensation plans. The cash portion of the named executive officers’ 2008 bonuses were calculated as follows:

(i)	Mr. Roberts is not eligible to receive a cash bonus as a result of his RSU grant in February 2007.

(ii)	Mr. Jones’ cash bonus plan is based entirely on the annual percentage growth in adjusted economic profit generated by the Company over the prior two years since adjusted economic profit, as determined by the Company’s formula, decreased in 2007. Adjusted economic profit is calculated by subtracting a cost of capital from the Company’s after-tax operating profit. The cost of capital is computed based upon the average amount of capital invested (average debt plus average shareholders equity) multiplied by 6.5%. The cash bonus is computed based upon the following formula: (the growth in adjusted economic profit from 2006 to 2008) x (7.5) x (Mr. Jones’ base salary). For 2008, Mr. Jones earned a cash bonus of $578,250, which was paid out in February 2009.

(iii)	The cash bonus plan for Messrs. Booth and Miotto combines individual and Company performance. They receive a percentage of their base salary as a cash bonus depending on the annual percentage growth in adjusted economic profit, as disclosed in the Company’s annual earnings release, generated by the Company in the current year and individual performance. Cash bonus amounts fall into the following three categories:

Annual Percentage Growth in	Cash Bonus
Adjusted Economic Profit	Award Range

exceeds 10%	0% to 60%
greater than 0% but less than 10%	0% to 45%
less than 0%	0% to 30%

In 2008, the annual percentage growth in adjusted economic profit exceeded 10%. Messrs. Booth and Miotto earned cash bonus amounts of $130,000 and $120,000, respectively, which were paid out in February 2009.

(b)	The amounts reported in this column include RSUs granted pursuant to restricted stock unit award agreements which were filed by the Company as Exhibits to Current Reports on Form 8-K dated October 2, 2008 and November 13, 2008. The RSUs will be earned over a five year performance period based upon the annual increase in the Company’s adjusted economic profit. Each year during the performance period, 20% of the RSUs are eligible to vest as follows:

•	100% of the RSUs eligible to vest will vest if compounded adjusted economic profit improves at least 10% annually;

•	50% of the RSUs eligible to vest will vest if compounded adjusted economic profit is greater than 0% but less than 10%;

•	Otherwise 0% of the RSUs eligible to vest will vest;

•	In years 2 through 5 of the performance period, if compounded adjusted economic profit is 10% or greater, then all the RSUs that did not vest in prior years will also vest.

As a result of the October 2, 2008 RSU grant to Mr. Jones and the November 13, 2008 RSU grants to Messrs. Booth and Miotto, these individuals will not participate in other annual restricted stock grants over the five year period from 2009 through 2013. Any earned shares will be distributed to Messrs. Jones, Booth, and Miotto on February 22, 2016.

(c)	The amounts reported in this column were awarded based on 2007 performance and were determined in accordance with the formula determined by the Compensation Committee in accordance with the named executive officers’ incentive compensation plan. The number of shares of restricted stock granted was determined based on the average of the high and low market prices of the Company’s common stock on February 28, 2008 which was $16.37 per share. The restricted stock awards were granted pursuant to a restricted stock grant agreement, the form of which was filed by the Company as Exhibit 10(q)(4) to the Current Report on Form 8-K dated February 22, 2007. These awards vest in accordance with the following vesting schedule:

•	1/3 of the original number of restricted shares will vest on the first anniversary of the grant date;

•	1/3 of the original number of restricted shares will vest on the second anniversary of the grant date; and

•	1/3 of the original number of restricted shares will vest on the third anniversary of the grant date.

(d)	The amounts reported in this column represent the grant-date fair value of the awards in accordance with FAS 123(R). Assumptions used in the calculation of this amount are included in Note 10 to the Company’s audited financial statements for the fiscal year ended December 31, 2008, included in the Company’s 2008 Annual Report on Form 10-K.

OUTSTANDING EQUITY AWARDS AT 2008 FISCAL YEAR END

The following table provides information with respect to unexercised options and shares of restricted stock and restricted share units held by the named executive officer as of December 31, 2008. Mr. Foss does not have any outstanding equity awards due to his significant ownership percentage of the Company.

	Option Awards					Stock Awards
							Equity
						Equity	Incentive
						Incentive	Plan Awards :
						Plan Awards :	Market or
						Number of	Payout Value
	Number of	Number of				Unearned	of Unearned
	Securities	Securities				Shares, Units	Shares, Units
	Underlying	Underlying				or Other	or Other
	Unexercised	Unexercised	Option			Rights That	Rights That
	Options	Options	Exercise	Option		Have Not	Have Not
	(#)	(#)	Price	Expiration		Vested	Vested
Name	Exercisable	Unexercisable	($)	Date		(#)(a)(b)	($)(c)

Brett A. Roberts	100,000	—	$3.63	12/31/2009
	180,987	—	$9.25	1/2/2012	(d)
	271,482	—	$9.89	1/2/2012	(d)
						293,519	$4,021,210
Steven M. Jones	50,000	—	$10.33	11/17/2013
						109,736	$1,503,383
Kenneth S. Booth	10,000	—	$17.05	2/27/2014
						32,611	$446,771
Michael P. Miotto	—	—	$—
						32,524	$445,579

(a)	Represents shares of restricted stock granted under the Incentive Plan. Restricted stock granted in 2008 and 2007 have time-based vesting requirements and will vest in accordance with the following schedule, provided that the named executive officer is employed with the Company through those dates:

•	1/3 of the original number of restricted shares will vest on the first anniversary of the grant date;

•	1/3 of the original number of restricted shares will vest on the second anniversary of the grant date; and

•	1/3 of the original number of restricted shares will vest on the third anniversary of the grant date.

Restricted stock granted prior to 2007 have performance based vesting requirements and will vest in full or in part based on the Company doubling adjusted earnings per share within a certain period of time. The adjusted earnings per share of the year preceding the grant serves as the “baseline year”. Vesting is as follows:

•	100% of the grant will vest if annual adjusted earnings per share doubles in any of the five years following the baseline year;

•	50% of the grant will vest if annual adjusted earnings per share doubles in the sixth year following the baseline year;

•	25% of the grant will vest if annual adjusted earnings per share doubles in the seventh year following the baseline year;

•	Otherwise 0% of the grant will vest.

(b)	The amounts reported also include RSUs granted to the named executive officers pursuant to restricted stock unit award agreements dated February 22, 2007, October 2, 2008, and November 13, 2008. Each year during the performance period, 20% of the RSUs are eligible to vest as follows:

•	100% of the RSUs eligible to vest will vest if compounded adjusted economic profit improves at least 10% annually;

•	50% of the RSUs eligible to vest will vest if compounded adjusted economic profit is greater than 0% but less than 10%;

•	Otherwise 0% of the RSUs eligible to vest will vest;

•	In years 2 through 5 of the performance period, if compounded adjusted economic profit is 10% or greater, then all the RSUs that did not vest in prior years will also vest.

(c)	Value is equal to the closing market price of $13.70 per share on the Nasdaq on December 31, 2008, multiplied by the number of shares of unvested restricted stock and RSUs held.

(d)	On December 30, 2008, the Executive Compensation Committee of the Board of Directors of the Company unanimously adopted an immaterial amendment to the stock option agreement dated January 2, 2002 between Brett A. Roberts and the Company in order to comply with Section 409(A) of the Code. The original agreement granted 452,469 options to Mr. Roberts at an exercise price of $9.25. The amendment increased the exercise price of 271,482 options to $9.89. This amendment did not have any accounting impact to the Company.

2008 OPTION EXERCISES AND STOCK VESTED

The following table provides information with respect to options exercised and shares vesting by the named executive officers during 2008.

	Option Awards		Stock Awards
	Number of Shares	Value	Number of Shares	Value
	Acquired on	Realized on	Acquired on	Realized on
Name	Exercise (#)	Exercise ($)	Vesting (#)(a)	Vesting ($)

Donald A. Foss	—	$—	—	$—
Brett A. Roberts	100,000	$669,200	60,381	$828,307
Steven M. Jones	—	$—	1,298	$21,488
Kenneth S. Booth	—	$—	1,550	$25,660
Michael P. Miotto	—	$—	201	$2,718

(a)	Receipt of the value realized on the vesting of 60,000 of the shares reported for Mr. Roberts is deferred, as these shares are related to vested RSUs. Any earned RSUs will be distributed to Mr. Roberts on February 22, 2014 and any value realized will be received at that time.

2008 NONQUALIFIED DEFERRED COMPENSATION TABLE

	Executive	Registrant	Aggregate	Aggregate	Aggregate Balance
	Contributions in	Contributions in	Losses in Last	Withdrawals /	at Last Fiscal
	Last Fiscal Year	Last Fiscal Year	Fiscal Year	Distributions	Year-End
Name	($)	($)(a)	($)(b)	($)	($)(c)

Brett A. Roberts	$—	$—	$(2,091,000)	$—	$4,110,000
Steven M. Jones	$—	$1,370,000	$—	$—	$1,370,000
Kenneth S. Booth	$—	$308,250	$—	$—	$308,250
Michael P. Miotto	$—	$376,750	$—	$—	$376,750

(a)	The amount relates to the 100,000, 22,500, and 27,500 RSUs granted to Messrs. Jones, Booth, and Miotto, respectively, in fiscal year ended December 31, 2008 which are subject to section 409A of the Internal Revenue Code and are more fully described in the Compensation Discussion and Analysis section of this Proxy Statement. The contribution reported is equal to the closing market price of $13.70 per share on the Nasdaq on December 31, 2008, multiplied by the number of RSUs awarded to the individual.

(b)	The amount relates to the 300,000 RSUs granted to Mr. Roberts in fiscal year ended December 31, 2007 which are subject to section 409A of the Internal Revenue Code and are more fully described in the Compensation Discussion and Analysis section of this Proxy Statement. The aggregate earnings reported are equal to the difference between the closing market price of $13.70 per share on the Nasdaq on December 31, 2008 and $20.67 per share on December 31, 2007, multiplied by the number of RSUs awarded to the individual.

(c)	The grant of these RSUs was previously disclosed in the Grant of Plan Based Awards table in the year of grant and are disclosed in the Summary Compensation Table in the year in which they are expensed. Such amounts do not represent additional compensation. Earned RSUs and RSUs subject to forfeiture for each individual are as follows as of December 31, 2008:

	Aggregate Balance at Last Fiscal Year-End
		Subject to
	Earned ($)	Forfeiture ($)	Total ($)

Brett A. Roberts	$822,000	$3,288,000	$4,110,000
Steven M. Jones	—	1,370,000	1,370,000
Kenneth S. Booth	—	308,250	308,250
Michael P. Miotto	—	376,750	376,750

POTENTIAL PAYMENTS ON TERMINATION/CHANGE IN CONTROL

None of our named executive officers have individual agreements with the Company providing for cash severance payments or benefits continuation on termination of employment prior to or following a change in control nor has the Company implemented a broad-based severance policy providing for such payments. The following table sets forth the potential amounts payable to our named executive officers on termination of employment/change in control in respect of restricted stock and restricted stock unit awards held by our named executive officers as of December 31, 2008:

	Accelerated Vesting of Equity Awards(a)(b)
	Restricted Stock	Restricted Stock Units	Total

Brett A. Roberts
• Change in control(c)	$733,210	$3,288,000	$4,021,210
• Termination for any reason(d)	—	—	—
Steven M. Jones
• Change in control(c)	133,383	1,370,000	1,503,383
• Termination for any reason(d)	—	—	—
Kenneth S. Booth
• Change in control(c)	138,521	308,250	446,771
• Termination for any reason(d)	—	—	—
Michael P. Miotto
• Change in control(c)	68,829	376,750	445,579
• Termination for any reason(d)	—	—	—

(a)	In addition to the awards set forth in this table, upon termination of employment for any reason, named executive officers are eligible for payment of earned RSUs, if any, at the time that they would have received payment absent termination.

(b)	Value is equal to the closing market price of $13.70 per share on the Nasdaq on December 31, 2008, multiplied by the number of shares held.

(c)	In the event of a change in control, the restrictions applicable to restricted stock and granted RSUs shall lapse, the performance goals shall be deemed to have been achieved at target levels, and all other terms and conditions shall be deemed to have been satisfied. Payment shall be made in cash within 30 days following the effective date of the change in control.

(d)	If a named executive officer terminates employment for any reason prior to the lapse of the restricted period for restricted stock or unvested RSU awards, any shares of common stock subject to the restricted period shall be forfeited. The Compensation Committee may waive or change the remaining restrictions or add additional restrictions with respect to any restricted stock or RSU award that would otherwise be forfeited, as it deems appropriate.

2008 DIRECTOR COMPENSATION

The following table sets forth certain information regarding the compensation earned by or awarded to each non-employee director who served on the Company’s Board of Directors in 2008. Directors who are employees of the Company are not compensated for their services as a director. All non-employee directors receive regular compensation under the same terms.

	Fees
	Earned
	or Paid
	in Cash	Total
Name	($)	($)

Glenda J. Chamberlain(a)	$11,500	$11,500
Thomas N. Tryforos	13,000	13,000
Scott J. Vassalluzzo	12,500	12,500

(a)	As of December 31, 2008, Ms. Chamberlain had 100,000 stock options outstanding and exercisable.

For 2008, all outside Board of Directors members received $1,500 for each Board of Directors meeting attended plus $500 for each committee meeting attended and were reimbursed for travel related expenses. Non-employee directors were also eligible to participate in the Company’s Incentive Plan. There were no equity awards made under the Incentive Plan in 2008 to non-employee directors.

CERTAIN RELATIONSHIPS AND TRANSACTIONS

In the normal course of business, the Company has maintained business relationships and engaged in certain transactions with companies owned by Donald Foss, the Company’s majority shareholder and Chairman of the Board of Directors and a member of Mr. Foss’s immediate family (the “Foss Companies”).

Contract Assignments

In the normal course of its business, the Company makes dealer loans to the Foss Companies, which totaled approximately $15.4 million and $16.1 million at December 31, 2008 and 2007 respectively. The total amount of cash advanced for the year ended December 31, 2008 and 2007 was $10.3 million and $10.1 million respectively. The Company makes dealer loans to the Foss Companies and non-affiliated dealer-partners on the same basis.

Other

Beginning in 2002, entities owned by Mr. Foss began offering secured lines of credit to third parties in a manner similar to a program previously offered by the Company. In December of 2004, Mr. Foss sold his ownership interest in these entities; however, he continues to have indirect control over these entities and has the right or obligation to reacquire the entities under certain circumstances until December 31, 2014 or the repayment of the related purchase money note.

In accordance with its written charter, the Audit Committee reviews and approves all of the Company’s transactions with directors and executive officers of the Company and with firms that employ directors, as well as any other material related party transactions. Any such transactions would be reviewed by the Audit Committee in light of whether it resulted in a conflict of interest for the individual and whether such transaction is fair to and in the best interest of the Company. The terms of the transactions described above under “Contract Assignments” were previously approved by the Audit Committee; therefore, the Audit Committee does not intend to re-approve these transactions and relationships unless they no longer occur in the ordinary course of the Company’s business and the terms change such that the transactions no longer occur on the same terms as transactions with non-affiliated dealer-partners.

PROPOSAL 2 — APPROVE THE CREDIT ACCEPTANCE CORPORATION AMENDED AND RESTATED INCENTIVE COMPENSATION PLAN AND CERTAIN PREVIOUSLY GRANTED AWARDS

On April 6, 2009, our Board of Directors approved, subject to shareholder approval at the Annual Meeting, the Credit Acceptance Corporation Amended and Restated Incentive Compensation Plan (the “Plan”) to increase the number of shares authorized for issuance under the Plan and to make certain other changes to the terms of the Plan. The Board of Directors recommends a vote FOR the approval of the Plan. Executed proxies will be voted FOR the approval of the Plan unless shareholders specify otherwise in their proxies. The approval of the Plan requires a majority of the votes cast. Broker non-votes and abstentions will be treated as shares present for purposes of determining the presence of a quorum but will have no effect on the vote for the approval of the Plan. The following material changes to the Plan will take effect upon adoption of the revised Plan:

•	The number of shares of Common Stock authorized for issuance under the Plan will be increased by 500,000 shares, which will increase the total number of shares of our Common Stock authorized for issuance pursuant to the Plan from 1,000,000 to 1,500,000;

•	the Company will be authorized to grant awards under the Plan to independent contractors of the Company in addition to employees and non-employee directors;

•	the Company will be authorized to grant other stock-based and cash-based awards under the Plan; and

•	business development goals; customer satisfaction goals; employee satisfaction goals; and strategic goals will be added as eligible performance goal criteria.

The Plan is intended to attract, motivate and retain highly competent, effective and loyal employees, non-employee directors, and independent directors in order to create per share intrinsic value for shareholders. The purpose of amending and restating the Plan is to provide for additional shares of our Common Stock to be made available for the grants of restricted stock, restricted stock units, stock options, and other stock-based awards to our non-employee directors, key employees, and independent contractors who are selected by our Compensation Committee for participation in the Plan. The addition of independent contractors as eligible recipients under the plan, the ability to grant other stock-based and cash-based awards, and the addition of new performance criteria will provide the Company with increased flexibility in compensating key individuals who provide important services to the Company. The text of the proposed amendment to the Plan is set forth in Annex A to this Proxy Statement, and the description of the material amendments to the Plan set forth herein is qualified in its entirety by reference to the text thereof.

Our shareholders are being asked to approve the amendment in order to satisfy rules and regulations of Nasdaq relating to equity compensation so that the awards may qualify as deductible performance-based compensation under Section 162(m) of the Code. If our stockholders do not approve the amendment to the Plan to increase the number of shares of our Common Stock authorized for issuance under the Plan and make the other changes described above, the current plan (prior to such proposed amendment) will remain in effect.

General.  The Plan provides for the grant of restricted stock, restricted stock units, nonqualified stock options, incentive stock options, and other stock-based and cash-based awards, at any time prior to April 6, 2019. A total of 1,500,000 shares of Common Stock have been set aside for issuance under the Plan (including the 1,000,000 shares of Common Stock previously approved under the Plan). The maximum number of shares that may be subject to stock-based grants under the Plan to any salaried employee during any one-year period is 500,000. Such amounts are subject to adjustment for stock splits and certain other corporate events. All employees and three non-employee directors of the Company are currently eligible to receive grants under the Plan.

Administration.  The Plan is administered by the Executive Compensation Committee of the Board (the “Compensation Committee”). Unless otherwise specified in the Plan, the Compensation Committee has the power to select the recipients of awards and has broad power to determine the terms of awards and to change such terms in various ways subsequent to grant, including among others, accelerating the exercisability of options or lapse of transfer restrictions, waiving or modifying performance conditions and transfer restrictions, and extending the post-termination exercise period of options. The Board is permitted by the Plan to amend or terminate the Plan at any time without shareholder approval, although requirements of the Nasdaq and applicable law restrict its ability to amend the Plan without shareholder approval when the amendment would increase the number of shares available under the Plan, change the provisions relating to eligibility for grants, or would otherwise be material.

The Compensation Committee may delegate to one or more officers or managers the authority to grant awards and to otherwise act with respect to awards made to participants who are not officers or directors of the Company for purposes of Section 16 of the Securities Exchange Act of 1934.

Restricted Stock Awards and Restricted Stock Units.  The Plan provides for the grant of restricted stock or restricted stock units. A restricted stock unit is the right to receive shares of restricted stock or an equivalent value in cash. Restricted stock and restricted stock units will initially be non-transferable but will become transferable upon fulfillment of conditions established by the Compensation Committee at the time of grant. An award of restricted stock or restricted stock units may also be subject to vesting or other restrictions, which may include performance goals. All of the terms relating to vesting or other restrictions, including performance goals, the length of any performance period, and the termination of the restriction period relating to the award of restricted stock or restricted stock units, will be determined by the Compensation Committee and set forth in the agreement relating to such award of restricted stock or restricted stock units. The holder of shares of restricted stock will have rights as a shareholder of the Company, including the right to vote and receive dividends with respect to such shares. The holder of shares of common stock subject to restricted stock units will have rights to receive dividends with respect to such shares.

Other Cash-Based and Stock-Based Awards.  The Plan provides for other cash and stock-based awards, the form and terms of which will be as determined by the Compensation Committee, consistent with the purposes of the Plan. The vesting or payment of one of these awards may be made subject to the attainment of performance goals. The maximum amount that any participant may receive under a cash award for any annual performance period is $2.5 million.

Performance Goals.  In its discretion, the Compensation Committee may designate any grant of an award to any Plan participant as intended to satisfy the requirements of Section 162(m) of the Code. Restrictions on transfer relating to such awards would lapse upon completion of written objective performance goals using one or more of the following criteria: (i) economic profit; (ii) earnings per share; (iii) operating income; (iv) net income; (v) revenue; (vi) book value per share; (vii) return on capital; (viii) total loan originations; (ix) origination quality measures, such as charge-off rates, collection rates, dollars collected or similar measures; (x) loan performance measures, such as charge-off rates, collection rates, dollars collected; (xi) annual profitability; (xii) market capitalization; (xiii) business development goals; (xiv) customer satisfaction goals; (xv) employee satisfaction goals; (xvi) strategic goals; or any combination of, or increase in, the foregoing. The performance period may be a one, two, three, four, or five fiscal year period, determined by the Compensation Committee. Grants of awards that are intended to satisfy Section 162(m) of the Code will be subject to a formula to be approved by the Compensation Committee in accordance with Treasury regulations under Section 162(m) of the Code. A performance-based award shall not be paid until the Compensation Committee has certified in writing that the applicable performance goals have been attained.

Options.  Options granted under the Plan may be either incentive stock options under Section 422 of the Code or nonqualified stock options. The terms of options granted under the Plan will be set forth in an agreement between the Company and the recipient and will be determined by the Compensation Committee, unless specified in the Plan. The exercise price will not be less than the fair market value of the shares on the date of grant. The fair market value per share of the Common Stock on March 27, 2009 was $21.68. In the case of incentive stock options, the exercise price must be at least 110% of fair market value if the recipient is the holder of more than 10% of the Company’s stock.

Options granted under the Plan become exercisable at such times as the Compensation Committee may determine and will expire not later than ten years after grant. The aggregate fair market value, determined on the grant date, of stock with respect to which incentive stock options may first become exercisable for a holder during any calendar year may not exceed $100,000. Payment for shares to be acquired upon exercise of options granted under the Plan may be made in cash, by check or, at the discretion of the Compensation Committee, as set forth in the related option agreement, a holder may exercise an option through a cashless exercise procedure established by the Compensation Committee from time to time to pay the option exercise price and accompanying taxes. In addition, at the Compensation Committee’s discretion, shares held by the holder may be tendered to the Company to pay the exercise price and tax withholding obligations, if any.

Change in Control and Termination.  Unless otherwise provided in the applicable agreement, any portion of an option which is not yet exercisable will be forfeited if the holder’s status as an eligible plan participant is terminated for any reason, and any portion of an award which has not yet vested will be forfeited if the holder’s status as an eligible plan participant is terminated for any reason.

Unless the relevant agreement otherwise provides, the exercisable portion of an option will terminate at various times after the holder’s status as an eligible plan participant terminates, based upon the reason for the termination. If status is terminated for cause, any unexercised portion of an option immediately terminates. If status terminates due to death or disability, then the option is exercisable until the earlier of the date the option would otherwise have terminated or the first anniversary of such death or disability. If the option is a nonqualified stock option and (1) status terminates due to retirement, or (2) the holder is terminated involuntarily (other than for cause or due to death or disability) within six months following a change in control, then the exercisable portion of the option may be exercised until the option would otherwise have expired in the absence of termination. If status terminates for any other reason, then the option terminates when the option otherwise expires or three months after termination of status, whichever is earlier. The Compensation Committee, however, has discretion under the Plan to accelerate the exercisability of options, extend the exercise period of an option (but not past the tenth anniversary of the grant date) and waive the restrictions or conditions applicable to awards, and such acceleration and waiver will occur automatically upon a “change in control” of the Company (as defined in the Plan).

Income Tax Consequences.  Under the Code as now in effect, at the time an incentive stock option is granted or exercised, the holder will not be deemed to have received any income, and the Company will not be entitled to a deduction. The difference between the exercise price and the fair market value of the shares on the date of exercise is a tax preference item, which may subject the holder to the alternative minimum tax in the year of exercise. The holder of an incentive stock option generally will be accorded capital gain or loss treatment on the disposition of the stock acquired upon exercise, provided the disposition occurs more than two years after the date of grant and more than one year after exercise. A holder who disposes of shares acquired by exercise of an incentive stock option prior to the expiration of the foregoing holding periods realizes ordinary income upon the disposition equal to the difference between the exercise price and the lesser of the fair market value of the shares on the date of exercise or the disposition price. To the extent ordinary income is recognized by the holder, the Company is permitted to deduct a corresponding amount as compensation expense.

Upon the exercise of a nonqualified stock option, a holder will generally recognize ordinary income equal to the difference between the exercise price and the fair market value of the stock on the date of exercise. Upon withholding for income taxes, the Company will receive a corresponding compensation deduction. When the holder disposes of the shares acquired upon exercise of the option, any amount received in excess of the fair market value of the shares on the date of exercise will be treated as a capital gain.

A participant who receives an award of restricted stock generally recognizes ordinary income equal to the fair market value of the stock on the date the restrictions lapse. A participant who receives a grant of restricted stock units or cash generally recognizes ordinary income equal to the fair market value of the award on the date on which it is paid. Upon withholding for income taxes, the Company will receive a compensation tax deduction equal to the ordinary income realized by the participant.

New Plan Benefits.  The table below sets forth grants approved by the Compensation Committee under the Plan since December 31, 2008. Future grants under the Plan will be made at the discretion of the Compensation Committee and, accordingly, are not yet determinable.

Credit Acceptance Corporation Amended and Restated Incentive Compensation Plan

	Maximum	Restricted	Restricted Stock
	2009 Cash Award	Stock	Units
Name and position	($)(a)	(#)	(#)

Donald A. Foss, Chairman of the Board	$—	—	—
Brett A. Roberts, Chief Executive Officer	—	—	—
Steven M. Jones, President	—	27,993	50,000
Kenneth S. Booth, Chief Financial Officer	204,750	5,824	—
Michael P. Miotto, Chief Information Officer	189,000	6,735	—
All Executive Officers as a Group (8 persons)	838,763	48,455	50,000
Glenda J. Chamberlain	—	—	—
Thomas N. Tryforos	—	—	—
Scott J. Vassalluzzo	—	—	—
All Non-Executive Officer Directors as a Group (3 persons)	—	—	—
Non-Executive Officer Employee Group	—	73,281	12,500

(a)	The amounts represented in this column are the maximum allowable cash bonus amounts, approved by the Compensation Committee on February 26, 2009 under the Incentive Plan, related to 2009 performance. The Compensation Committee approved a cash bonus range for 2009 performance of 0% to 60% of the recipient’s base salary for Messrs. Booth, Miotto, and certain other executive officers. No other cash bonus amounts or ranges for 2009 performance have been approved by the Compensation Committee for any other non-executive officer directors or non-executive officer employees.

In addition, to maximize the Company’s deductibility of compensation paid to Company’s “covered employees” (which generally include the Named Executive Officers), certain team members have agreed to subject their right to the payment of the awards set forth in the table below, which were granted under the Plan prior to April 6, 2009 (the “Previously Granted Awards”), to shareholder approval of the Plan and of these Previously Granted Awards. The value of the Previously Granted Awards granted in the form of restricted stock awards were determined based on individual performance and attainment of Company financial targets. The restricted stock awards have either time-based or performance-based vesting requirements, with the performance-based vesting requirements based on the increase in the Company’s adjusted earnings per share. The Previously Granted Awards that were granted in the form of restricted stock units vest based upon an increase in adjusted economic profit over a five year performance period and are generally paid in shares of Common Stock seven years following their grant. The grant of these Previously Granted Awards has been previously disclosed in the Company’s current and prior proxy statements in accordance with the SEC disclosure rules.

	Previously Granted Awards
	Restricted	Restricted
	Stock	Stock Units
Name and Position	(#)	(#)

Brett A. Roberts, Chief Executive Officer	53,138	180,000
Steven M. Jones, President	36,431	150,000
Kenneth S. Booth, Chief Financial Officer	13,926	22,500
Michael P. Miotto, Chief Information Officer	10,487	27,500
All Executive Officers as a Group (8 persons)	128,857	430,000
Non-Executive Officer Employee Group	65,964	205,000

	194,821	635,000

Securities Authorized for Issuance under Equity Compensation Plans

Our Incentive Compensation Plan, which was approved by shareholders on May 13, 2004, provides for the granting of restricted stock, restricted stock units, stock options, and performance awards to employees, officers, and directors. We also have two stock option plans pursuant to which we have granted stock options with time or performance-based vesting requirements to employees, officers, and directors. Our 1992 Stock Option Plan (the “1992 Plan”) was approved by shareholders in 1992 prior to our initial public offering and was terminated as to future grants on May 13, 2004, when shareholders approved the Incentive Plan. Our Director Stock Option Plan (the “Director Plan”) was approved by shareholders in 2002 and was terminated as to future grants on May 13, 2004, with shareholder approval of the Incentive Plan.

The following table sets forth, with respect to each of the equity compensation plans, (1) the number of shares of common stock to be issued upon the exercise of outstanding options or restricted stock units, (2) the weighted average exercise price of outstanding options, and (3) the number of shares remaining available for future issuance, as of December 31, 2008:

	Number of Shares to
	be Issued Upon		Number of Shares
	Exercise of		Remaining Available
	Outstanding	Weighted-Average	for Future Issuance
	Options, Warrants	Exercise Price of	Under Equity
Plan Category	and Rights	Outstanding Options	Compensation Plans

Equity compensation plans approved by shareholders:
1992 Plan	969,509	$8.14	—
Director Plan	100,000	17.25	—
Incentive Plan	700,000		33,464

Total	1,769,509	$8.99	33,464

INDEPENDENT ACCOUNTANTS

PROPOSAL 3 — RATIFICATION OF GRANT THORNTON

The following sets forth information as to Grant Thornton, the Company’s independent registered public accounting firm. The Board of Directors recommends a vote FOR ratifying the selection of Grant Thornton as the Company’s independent registered public accounting firm for 2009. Executed proxies will be voted FOR the ratification of Grant Thornton as the Company’s independent registered public accounting firm for 2009 unless shareholders specify otherwise in their proxies. The ratification of the independent registered public accounting firm requires a majority of the votes cast. Abstentions will be treated as shares present for purposes of determining the presence of a quorum but will have no effect on the vote for the ratification of Grant Thornton as the Company’s independent registered public accounting firm for 2009.

Although ratification is not required by the Company’s bylaws or otherwise, the Board of Directors is submitting the selection of Grant Thornton to our shareholders for ratification as a matter of good corporate practice. Should the shareholders fail to provide such ratification, the Audit Committee will reconsider its approval of Grant Thornton as the independent registered public accountants for 2009. Even if the selection is ratified, the Audit Committee in its discretion may select a different registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its shareholders.

General

The Audit Committee has appointed Grant Thornton as the Company’s independent accountants to perform an integrated audit of the consolidated financial statements of the Company and the effectiveness of the Company’s internal controls over financial reporting for 2009. Grant Thornton has served as the Company’s independent accountants since their appointment by the Audit Committee on July 20, 2005, and acted as the Company’s independent accountant in 2008 to audit the financial statements included in the Company’s Annual Reports on

Form 10-K for the year ended December 31, 2008. Representatives of Grant Thornton will be present at the meeting to respond to questions from the shareholders and will be given the opportunity to make a statement.

Change in Independent Accountants

There has been no change in the Company’s independent registered public accounting firm for any of the periods presented in this proxy statement.

Fees Paid to Independent Accountants

The following table provides a summary of the aggregate fees billed by Grant Thornton for 2008 and 2007 (in thousands):

	2008	2007

Audit fees(a)	$593	$624
Audit-related fees(b)	86	130
Tax fees	—	—
All other fees	—	—

Total fees	$679	$754

(a)	Includes fees for the audit of the Company’s annual consolidated financial statements, the audit of the effectiveness of the Company’s internal controls over financial reporting, and the review of the Company’s interim consolidated financial statements.

(b)	Includes fees for the audit of the Company’s employee benefit plan and agreed-upon procedures for the Company’s debt secured financings. The fees also include fees for statutory audits in the United Kingdom and Ireland. In 2007, there are fees related to the assistance with the Company’s consideration of implementing SFAS 159.

The Audit Committee has considered whether the provision of these services is compatible with maintaining the independence of Grant Thornton and satisfied itself as to the maintenance of the auditors’ independence.

Policy for Pre-Approval of Audit and Non-Audit Services

The Audit Committee’s policy is to pre-approve all audit services and all non-audit services that the Company’s independent accountants are permitted to perform for the Company under applicable federal securities regulations. The Audit Committee’s policy utilizes an annual review and general pre-approval of certain categories of specified services that may be provided by the independent accountants, up to predetermined fee levels. Any proposed services not qualifying as a pre-approved specified service, and pre-approved services exceeding the predetermined fee levels, require further specific pre-approval by the Audit Committee. The Audit Committee has delegated to the Chairman of the Audit Committee the authority to pre-approve audit and non-audit services proposed to be performed by the independent accountants. Since May 6, 2003, all services provided by the Company’s independent auditors were pre-approved by the Audit Committee. The policy has not been waived in any instance.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 (the “Exchange Act”) requires the Company’s officers and directors, and persons who own more than 10% of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership with the SEC. Officers, directors and greater than 10% shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. Based solely on its review of the copies of such forms received since January 1, 2008, and written representations from certain reporting persons, the Company believes that all filing requirements applicable to its officers, directors, and greater than 10% beneficial owners were complied with except that Mr. Miotto was late in reporting a surrender of shares to cover payroll taxes.

OTHER BUSINESS MATTERS

The only matters which management intends to present to the meeting are set forth in the Notice of Annual Meeting. Management knows of no other matters which will be brought before the meeting by any other person. However, if any other matters are properly brought before the meeting, the persons named on the form of proxy intend to vote on such matters in accordance with their best judgment on such matters.

SHAREHOLDER PROPOSALS AND NOMINEES FOR 2010 ANNUAL MEETING

Shareholder Proposals

Proposals by shareholders which are intended to be presented at the 2010 Annual Meeting of Shareholders must be submitted to the Secretary of the Company no later than December 11, 2009 in order to be considered for inclusion in the Company’s 2010 proxy materials. The Company expects the persons named as proxies for the 2010 Annual Meeting of Shareholders to use their discretionary voting authority, to the extent permitted by law, with respect to any proposal presented at that meeting by a shareholder who does not provide the Company with written notice of such proposal on or before February 24, 2010.

Shareholder Nominees

Shareholders desiring to recommend candidates for consideration and evaluation by the Nominating Committee for the 2010 Annual Meeting should submit such recommendations to the Chief Legal Officer of the Company not later than October 31, 2009. The recommendation should be accompanied by (i) the name and address of the shareholder recommending the candidate, (ii) evidence of the shareholder’s ownership of Company shares along with an undertaking that the shareholder will continue to own such shares through the date of the Annual Meeting, (iii) all information regarding the candidate that would be required to be disclosed in the Company’s Annual Meeting Proxy Statement if the candidate is nominated by the Board of Directors, and (iv) the candidate’s consent to serve as a director if elected. The Chief Legal Officer will forward any recommendations to the Nominating Committee. The Nominating Committee may seek additional biographical and background information from any candidate that must be received on a timely basis to be considered by the Nominating Committee.

Annual Report on Form 10-K

A copy of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008, required to be filed with the SEC, without exhibits, will be furnished without charge to any shareholder of record or beneficial owner of common shares upon written request the Company’s Corporate Secretary at the address on the notice of Annual Meeting accompanying this Proxy Statement.

By Order of the Board of Directors,
Charles A. Pearce
Corporate Secretary

April 10, 2009

ANNEX A

CREDIT ACCEPTANCE CORPORATION
AMENDED AND RESTATED
INCENTIVE COMPENSATION PLAN
As Amended, April 6, 2009

I. GENERAL PROVISIONS

1.01 Purpose.  The Plan, which was adopted by the Company’s Board on the Effective Date, is intended to attract and retain highly competent, effective and loyal Employees, Non-Employee Directors, and Independent Contractors in order to create per share intrinsic value for shareholders.

1.02 Participants.  Participants in the Plan shall be such Employees (including Employees who are directors), Non-Employee Directors, and Independent Contractors of the Company or of an Affiliate as the Committee may select from time to time. In addition, the Committee may grant an Award to an individual upon the condition that the individual become an Employee, Non-Employee Director, or Independent Contractor of the Company or of an Affiliate, provided that the Award shall be deemed to be granted only on the date that the individual becomes an Employee, Non-Employee Director, or Independent Contractor.

1.03 Definitions.  As used in this Plan, the following terms have the meaning described below:

(a) “Affiliate” or “Affiliates” means a corporation or other entity that is affiliated with the Company and includes any parent or subsidiary of the Company, as defined in Code Sections 424(e) and (f), respectively. Notwithstanding the above, for purposes of determining Participants eligible to receive grants of Options (or stock appreciation rights), Affiliate shall mean any corporation, partnership, limited liability company or other entity (other than the employer entity) in an unbroken chain of entities beginning with the employer entity if each of the entities other than the last entity in the unbroken chain either (x) owns stock possessing 50% or more of the total combined voting power of, or (y) owns stock possessing 50% or more of the total combined value of all classes of stock of, in each case, one of the other entities in such chain. An entity shall be deemed an Affiliate of the Company for purposes of this definition only for such periods as the requisite ownership or control relationship is maintained.

(b) “Agreement” means the written agreement that sets forth the terms of a Participant’s Award.

(c) “Award” means a grant of an Option, Restricted Stock Award, Restricted Stock Unit, Other Cash Based Award, or Other Stock Based Award.

(d) “Board” means the Board of Directors of the Company.

(e) “Business Combination” means (1) any reorganization, merger, share exchange or consolidation of the Company, or (2) any sale, lease, exchange or other transfer of all or substantially all of the assets of the Company.

(f) “Cause” means (1) with respect to any Participant who is a party to a written employment agreement with the Company or any Affiliate, “Cause” as defined in such employment agreement, or (2) with respect to any Participant who is not a party to a written employment agreement with the Company or any Affiliate, personal dishonesty, willful misconduct, any breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule or regulation (other than traffic violations or similar offenses) or receipt of a final cease-and-desist order. In determining willfulness, no act or failure to act on a Participant’s part shall be considered “willful” unless done or omitted to be done by the Participant not in good faith and without reasonable belief that the Participant’s action or omission was in the best interests of the Company.

(g) “Change in Control” means the occurrence of any of the following events:

(1) If the Incumbent Directors cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election or nomination for election by the Company’s shareholders was approved by a vote of at least a majority of the directors then comprising the Incumbent Directors (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without written objection to such nomination) shall be considered to be an Incumbent Director; provided further, that any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies by or on behalf of a person other than the Board shall not be considered an Incumbent Director.

(2) If there shall be consummated a Business Combination, other than (A) a merger or consolidation effected to implement a reorganization of the Company’s ownership wherein the Company shall become a wholly-owned subsidiary of another corporation and the shareholders of the Company shall become shareholders of such other corporation without any material change in each shareholder’s proportionate ownership of such other corporation from that owned in the Company prior to such merger or consolidation; and (B) a Business Combination following which: (i) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the outstanding Common Stock and outstanding Voting Stock immediately prior to such Business Combination beneficially own, directly or indirectly, more than 65% of, respectively, the then outstanding shares of Common Stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the Surviving Corporation in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the outstanding Common Stock and Voting Stock, as the case may be; (ii) no person or entity beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the Surviving Corporation or the combined voting power of the then outstanding voting securities of the Surviving Corporation (excluding any person or entity who beneficially owned 20% or more of the outstanding Common Stock or Voting Stock prior to such Business Combination, the Surviving Corporation and any employee benefit plan (or related trust) of the Company or the Surviving Corporation); and (iii) at least a majority of the members of the board of directors of the Surviving Corporation were Incumbent Directors immediately prior to the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination.

(3) Approval by the shareholders of the Company of any plan or proposal for the liquidation or dissolution of the Company.

Notwithstanding the above, for each award that constitutes deferred compensation under Section 409A of the Code, a Change in Control shall be deemed to have occurred under this Plan with respect to such award only if a change in the ownership or effective control of the Company or a change in ownership of a substantial portion of the assets of the Company shall also be deemed to have occurred under Section 409A of the Code.

(h) “Code” means the Internal Revenue Code of 1986, as amended.

(i) “Code Section 162(m) Awards” is defined in Article IV of the Plan.

(j) “Committee” means the Board acting as a whole, or a committee of two or more “non-employee directors” (as defined in Rule 16b-3 under the Exchange Act) who also constitute “outside directors” (as defined under Code Section 162(m) if applicable at the time) if designated by the Board to administer the Plan. The fact that a Committee member shall fail to qualify under Rule 16b-3 under the Exchange Act or Code Section 162(m) shall not invalidate any grant or award made by the Committee, if the grant or award is otherwise validly granted under the Plan.

(k) “Common Stock” means shares of the Company’s authorized and unissued common stock, or reacquired shares of such common stock.

(l) “Company” means Credit Acceptance Corporation and any successor thereto.

(m) “Disability” means disability as defined in Treasury Regulation 1.409A-3(i)(4).

(n) “Effective Date” means April 6, 2009, the date on which the Board adopted the Plan, as amended and restated.

(o) “Employee” means an employee of the Company or Affiliate, who has an “employment relationship” with the Company or an Affiliate, as defined in Treasury Regulation 1.421-7(h); and the term “employment” means employment with the Company, or an Affiliate of the Company.

(p) “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time and any successor thereto.

(q) “Fair Market Value” means, as of the date of determination, (A) the closing price per share of Common Stock as quoted on the national securities exchange or such other market on which such stock is principally traded, as determined by the Committee, or (B) if the shares of Common Stock are not listed or admitted to trading on any such exchange or market, the closing selling price as reported by an over-the-counter market; provided that if no sales occur as of the date of determination, then the date of determination shall be the last day on which a sale was reported; further provided that if the shares of Common Stock are not then listed on a national securities exchange or market or traded in an over-the-counter market, such value shall be determined by the Committee in good faith. In no event shall the Fair Market Value of any share of Common Stock be less than the par value per share of Common Stock.

(r) “Grant Date” means the date on which the Committee authorizes the grant of an individual Award, or such later date as shall be designated by the Committee.

(s) “Incentive Stock Option” means an Option that is intended to meet the requirements of Section 422 of the Code and is designated as such in the Agreement evidencing the grant.

(t) “Incumbent Directors” means the members of the Board on the Effective Date.

(u) “Independent Contractor” means any individual who provides services to the Company or an Affiliate who is not an Employee or a Non-Employee Director.

(v) “Non-Employee Director” means a director of the Company or an Affiliate who is not an Employee.

(w) “Nonqualified Stock Option” means an Option that is not an Incentive Stock Option.

(x) “Option” means either an Incentive Stock Option or a Nonqualified Stock Option.

(y) Other Cash Based Award means an Award granted pursuant to Article III.

(z) Other Stock Based Award means an Award granted pursuant to Article III.

(aa) “Participant” means the individuals described in Section 1.02.

(bb) “Plan” means the Credit Acceptance Corporation Incentive Compensation Plan, the terms of which are set forth herein, as amended from time to time.

(cc) “Restricted Period” means the period of time during which Common Stock subject to an Award is subject to restrictions that make it subject to forfeiture and/or nontransferable.

(dd) “Restricted Stock Award” means an award of Common Stock that is subject to a Restricted Period, granted pursuant to Article III.

(ee) “Restricted Stock Unit” means a right granted pursuant to Article III to receive Common Stock or an equivalent value in cash, in each case subject to the conditions set forth in the Plan and the related Agreement.

(ff) “Retirement” means a Participant’s voluntary cessation of employment, or voluntary cessation of services as a Non-Employee Director, following the Participant’s 65th birthday.

(gg) “Surviving Corporation” means the corporation resulting from a Business Combination referred to in Section 1.03(g)(2)(B) of the Plan, including, without limitation, the surviving corporation in a merger involving the Company and a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries.

(hh) “Voting Stock” means the securities ordinarily having the right to vote in the election of directors to the Board.

1.04 Administration.

(a) The Plan shall be administered by the Committee, in accordance with Rule 16b-3 under the Exchange Act and Code Section 162(m), if applicable. The Committee, at any time and from time to time, subject to any express limitations set forth herein, may grant Awards to such Participants and for such number of shares of Common Stock as it shall designate. The Committee shall interpret the Plan, prescribe, amend, and rescind rules and regulations relating to the Plan, and make all other determinations necessary or advisable for its administration. The decision of the Committee on any question concerning the interpretation of the Plan or its administration with respect to any Award granted under the Plan shall be final and binding upon all Participants. Notwithstanding the foregoing, the Committee shall not waive any restrictions on a Code Section 162(m) Performance Award, Restricted Stock Award or Restricted Stock Unit.

(b) To the extent permitted by applicable law, the Committee may delegate to one or more officers or managers of the Company or a committee of such officers or managers, the authority, subject to such terms and limitations as the Committee shall determine, to grant Awards to, or to cancel, modify, waive rights with respect to, alter, discontinue or terminate Awards held by Participants who are not officers or directors of the Company for purposes of Section 16 of the Exchange Act.

1.05 Limitations on Awards.  A maximum of one million five hundred thousand (1,500,000) shares may be issued under the Plan (all of which may be granted as Incentive Stock Options). The maximum number of shares of Common Stock that may be subject to Awards granted under the Plan to any Participant during any one-year period shall not exceed 500,000 shares. Shares subject to any portion of a terminated, forfeited, cancelled or expired Award granted hereunder may again be subject to grants and awards under the Plan as of the date of such termination, forfeiture, cancellation or expiration. All amounts in this Section 1.05 shall be adjusted, as applicable, in accordance with Article VI.

II. STOCK OPTIONS

2.01 Grant of Options.  The Committee may grant Options to Participants and, to the extent Options are granted, shall determine the general terms and conditions of exercise, including any applicable vesting or performance requirements, which shall be set forth in a Participant’s Agreement. The Committee may designate any Option granted as either an Incentive Stock Option or a Nonqualified Stock Option, or the Committee may designate a portion of an Option as an Incentive Stock Option and the remainder as a Nonqualified Stock Option. An Option shall expire no later than the close of business on the tenth anniversary of the Grant Date. Any Participant may hold more than one Award under the Plan and any other plan of the Company or Affiliate.

2.02 Incentive Stock Options.  Any Option intended to constitute an Incentive Stock Option shall comply with the requirements of this Section 2.02 and shall only be granted to an Employee. No Incentive Stock Option shall be granted with an exercise price below its Fair Market Value on the Grant Date. An Incentive Stock Option shall not be granted to any Participant who owns (within the meaning of Code Section 424(d)) stock of the Company or any Affiliate possessing more than 10% of the total combined voting power of all classes of stock of the Company or a Affiliate unless, at the Grant Date, the exercise price for the Option is at least 110% of the Fair Market Value of the shares subject to the Option and the Option, by its terms, is not exercisable more than 5 years after the Grant Date. The aggregate Fair Market Value of the underlying Common Stock (determined at the Grant Date) as to which Incentive Stock Options granted under the Plan (including a plan of an Affiliate) may first be exercised by a Participant in any one calendar year shall not exceed $100,000. To the extent that an Option intended to constitute an Incentive Stock Option shall violate the foregoing $100,000 limitation (or any other limitation set forth in Code Section 422), the portion of the Option that exceeds the $100,000 limitation (or fails any other Code Section 422 requirement) shall be deemed to constitute a Nonqualified Stock Option.

2.03 Option Price.  The Committee shall determine the per share exercise price for each Option granted under the Plan, but no Option shall be granted with an exercise price below 100% of the Fair Market Value of Common Stock on the Grant Date.

2.04 Payment for Option Shares.  The purchase price for shares of Common Stock to be acquired upon exercise of an Option granted hereunder shall be paid in full in cash or by personal check, bank draft or money order at the time of exercise; provided, however, that in lieu of such form of payment, the Committee may permit a Participant to pay such purchase price in whole or in part by tendering shares of Common Stock which are freely owned and held by the Participant independent of any restrictions, hypothecations or other encumbrances, duly endorsed for transfer (or with duly executed stock powers attached), or in any combination of the above. If shares of Common Stock are tendered in payment of all or part of the exercise price, they shall be valued for such purpose at their Fair Market Value on the date of exercise. At the discretion of the Committee, as set forth in a Participant’s Option Agreement, the purchase price may be paid using a cashless exercise procedure established by the Committee from time to time.

2.05 Acceleration.  The Committee may, in its discretion, accelerate a Participant’s right to exercise an Option.

III. RESTRICTED STOCK AWARDS AND RESTRICTED STOCK UNITS; OTHER CASH BASED AND OTHER STOCK BASED AWARDS

3.01 Restricted Stock and Restricted Stock Units; Other Cash Based and Stock Based Awards.  The Committee shall have the authority to grant Restricted Stock Awards and Restricted Stock Units to such Participants and for such number of shares of Common Stock as it shall designate. Such Restricted Stock Awards and Restricted Stock Units shall be evidenced by an Agreement that shall specify the terms thereof, including the Restricted Period, the number of shares of Common Stock subject to the Restricted Stock Award or Restricted Stock Unit, and such other provisions, which may include, among other things, vesting and performance goals, as the Committee shall determine. The Committee may, in its discretion, accelerate the lapse of restrictions applicable to Restricted Stock Awards or Restricted Stock Units.

3.02 Other Cash Based and Stock Based Awards.  The Committee is authorized to grant awards to Participants in the form of Other Cash Based Awards or Other Stock Based Awards, as deemed by the Committee to be consistent with the purposes of the Plan. Such Awards shall be evidenced by an Agreement that shall specify the terms thereof, including the Restricted Period, the number of shares of Common Stock subject to the Award, and such other provisions, which may include, among other things, vesting and performance goals, as the Committee shall determine. The maximum amount that any Participant may receive with respect to Other Cash Based Awards which are intended to be Code Section 162(m) Awards (as defined below) for any annual performance period is $2,500,000 (and for any other performance period other than one year, such amount multiplied by a fraction, the numerator of which is the number of months in the performance period and the denominator of which is twelve). The Committee may, in its discretion, accelerate the lapse of restrictions applicable to Other Cash Based Awards or Other Stock Based Awards.

IV. AWARDS GRANTED UNDER CODE SECTION 162(m)

4.01 Generally.  The Committee, at its discretion, may designate certain Awards as granted pursuant to Code Section 162(m) (“Code Section 162(m) Awards”). Such Awards must comply with additional requirements set forth in this Article V, which override any other provision set forth in this Plan:

4.02 Code Section 162(m) Grants.  Each Code Section 162(m) Award shall be based upon pre-established, objective performance goals that are intended to satisfy the performance-based compensation requirements of Code Section 162(m) and the regulations promulgated thereunder. Further, at the discretion of the Committee, a Code Section 162(m) Award also may be subject to goals and restrictions in addition to the performance requirements.

4.03 Performance Goals.  Each Code Section 162(m) Award shall be based upon the attainment of specified levels of Company or Affiliate performance during a specified performance period, as measured by any or all of the following: (i) economic profit; (ii) earnings per share; (iii) operating income; (iv) net income; (v) revenue; (vi) book value per share, (vii) return on capital; (viii) total loan originations; (ix) origination quality measures such as charge-off rates, collection rates, dollars collected or similar measures; (x) loan performance measures such as charge-off rates, collection rates, dollars collected; (xi) annual profitability; (xii) market capitalization (xiii) business development goals; (xiv) customer satisfaction goals; (xv) employee satisfaction goals; (xvi) strategic goals; and (xvii) any combination of any of the foregoing, or a specified increase or decrease of one or more of the foregoing over a specified period. The performance goals may be based upon the attainment of specified levels of performance under one or more of the measures described above relative to the performance of other entities. The Committee shall make equitable adjustments to the performance goals (a) in recognition of unusual or non-recurring events affecting the Company or any Subsidiary of the Company or the financial statements of the Company or any Subsidiary of the Company, (b) in recognition of changes in leverage of the Company or any Subsidiary of the Company affecting the Company or any Subsidiary of the Company or the financial statements of the Company or any Subsidiary of the Company, (c) in response to changes in applicable laws or regulations, including changes in generally accepted accounting principles or practices and changes in tax laws or rates, or (d) to account for items of gain, loss or expense determined to be extraordinary or unusual in nature or infrequent in occurrence, related to the acquisition or disposal of a segment of a business, or related to a change or adjustment in accounting principles as appropriate to accurately reflect performance during a specified period.

4.04 Committee Determinations.  For each designated performance period, the Committee shall (i) select those Employees who shall be eligible to receive a Code Section 162(m) Award; (ii) determine the performance period, which may be a one, two, three, four or five fiscal year period; (iii) determine the target levels of Company or Affiliate performance; and (iv) determine the number of shares or compensation subject to a Code Section 162(m) Award to be paid to each selected Employee. The Committee shall make the foregoing determinations prior to the commencement of services to which a Code Section 162(m) Award relates (or within the permissible time period established under Code Section 162(m)) and while the outcome of the performance goals and targets is uncertain. Code Section 162(m) Awards earned hereunder may be decreased, but not increased, in the sole discretion of the Committee based on such factors as it deems appropriate.

4.05 Committee Certification.  For each performance period, the Committee shall certify, in writing: (i) if the Company or its Affiliate(s) (as applicable) has attained the performance targets; and (ii) the cash or number of shares (or combination thereof) pursuant to the Code Section 162(m) Award that shall be paid to each selected Employee or that become freely transferable upon attainment of the performance targets and/or other restrictions. The Committee may not waive all or part of the conditions, goals and restrictions applicable to the receipt of full or partial payment of a Code Section 162(m) Award unless doing so would not cause such Award to fail to be deductible as performance-based compensation under Code Section 162(m). No part of a Code Section 162(m) Award shall be paid or become transferable until the Committee certifies in writing that the performance goals and restrictions have been satisfied.

V. TERMINATION OF EMPLOYMENT AND SERVICES

5.01. Options.

(a) Unless otherwise provided in the applicable Agreement, if, prior to the date that an Option first becomes exercisable, a Participant’s status as an Employee, Non-Employee Director, or Independent Contractor is terminated for any reason, the Participant’s right to exercise the Option shall terminate and all rights thereunder shall cease as of the close of business on the date of such termination.

(b) For any Nonqualified Stock Option unless otherwise provided in the applicable Agreement and for any Incentive Stock Option, if, on or after the date that the Option first becomes exercisable, a Participant’s status as an Employee, Non-Employee Director, or Independent Contractor is terminated (1) for Cause, any unexercised portion of the Option (whether then exercisable or not) shall, as of the time of the Cause determination, immediately terminate, (2) due to death or Disability, then the Option, to the extent that it is exercisable on the date of termination, shall be exercisable only until the earlier of the one year anniversary of such termination or the “expiration date” set forth in the applicable Agreement, (3) for any other reason (except as provided in the next sentence), then the Option, to the extent that it is exercisable on the date of termination, shall be exercisable only until the earlier of the three month anniversary of such termination or the “expiration date” set forth in the applicable Agreement. For any Nonqualified Stock Option, unless otherwise provided in the applicable Agreement, if, on or after the date that the Option first becomes exercisable, a Participant’s status as an Employee or Non-Employee Director is terminated due to Retirement, or is terminated involuntarily (other than for Cause or due to death or Disability) within 6 months following a Change in Control, then the Option, to the extent that it is exercisable on the date of termination, shall be exercisable until the “expiration date” set forth in the applicable Agreement. The

Committee, at its discretion, may designate in the applicable Agreement a different post-termination period for exercise of a Nonqualified Stock Option and may extend the exercise period of any Option, but in no event may the post-termination exercise period exceed the tenth anniversary of the Grant Date; it being understood that the extension of the exercise term for an Incentive Stock Option may cause such Option to become a Nonqualified Stock Option.

(c) Shares subject to Options that are not exercised within the time allotted for exercise shall expire and be forfeited by the Participant as of the close of business on the date they are no longer exercisable.

5.02 Restricted Stock Awards and Restricted Stock Units; Other Stock-Based and Cash-Based Awards.  Unless otherwise provided in the applicable Agreement, if the status as an Employee, Non-Employee Director, or Independent Contractor of a Participant holding a Restricted Stock Award, Restricted Stock Unit or Other Cash-Based or Stock-Based Award terminates for any reason prior to the lapse of the Restricted Period or prior to satisfaction of the performance requirements of such Award, any shares of Common Stock subject to such Award as to which the Restricted Period has not yet lapsed or been waived or as to which such performance requirements have not been satisfied shall be forfeited by the Participant; provided, however, that the Committee, in its sole discretion, may waive or change the remaining restrictions or add additional restrictions with respect to any Restricted Stock Award or Restricted Stock Unit that would otherwise be forfeited, as it deems appropriate and to the extent such actions do not violate the requirements of Section 409A of the Code.

5.03 Other Provisions.  In each case unless otherwise required by Section 409A of the Code to avoid the imposition of additional taxes or penalties, (i) neither the transfer of a Participant from one corporation or division to another corporation or division among the Company and any of its Affiliates nor a leave of absence under the Company’s leave policy nor (ii) the change in Participant’s classification as either an Employee, Non-Employee Director, or Independent Contractor shall be deemed to constitute a termination of status as a Participant for purposes of the Plan.

VI. ADJUSTMENTS AND CHANGE IN CONTROL

6.01 Adjustments.

(a) If the Committee shall determine that any dividend or other distribution (whether in the form of cash, Common Stock, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Common Stock or other securities of the Company, issuance of warrants or other rights to purchase Common Stock or other securities of the Company, or other corporate transaction or event affects the Common Stock such that an adjustment is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (1) the number and type of shares of Common Stock which thereafter may be made the subject of Awards, (2) the number and type of shares of Common Stock subject to outstanding Awards, and (3) the exercise price with respect to any Option, or, if deemed appropriate, cancel outstanding Options and make provision for a cash payment to the holders thereof; provided, however, in each case, that with respect to Incentive Stock Options any such adjustment shall be made in accordance with Code Section 424 or any successor provision thereto.

(b) The foregoing adjustments shall be made by the Committee or, if such adjustment is required by the Board, then by the Board at the recommendation of the Committee. Any such adjustment shall provide for the elimination of any fractional share that might otherwise become subject to an Award.

6.02 Change in Control.  Upon the occurrence of a Change in Control, unless otherwise specified by the Committee in the recipient’s Agreement, (a) any Option granted hereunder immediately shall become exercisable in full, regardless of any installment provision applicable to such Option; (b) any remaining Restricted Period on any shares of Common Stock subject to a Restricted Stock Award, Restricted Stock Unit and Other Cash-Based or Stock Based Award granted hereunder immediately shall lapse; and (c) the performance requirements for any Award granted hereunder shall be deemed to have been satisfied in full. Notwithstanding the above, with respect to each award that constitutes deferred compensation under Section 409A of the Code, if a Change in Control would have occurred under the Plan except that such Change in Control does not constitute a change in the ownership or effective control of the Company or a change in the ownership of a substantial portion of the assets of the Company under Section 409A of the Code, then each such award shall become vested and non-forfeitable on the Change in Control; provided that the award shall not be settled until such time that the award would have been settled in accordance with its terms absent the Change in Control or such earlier time that complies with Section 409A of the Code.

VII. MISCELLANEOUS

7.01 Partial Exercise/Fractional Shares.  The Committee may permit, and shall establish procedures for, the partial exercise of Options granted under the Plan. No fractional shares shall be issued in connection with the exercise or payment of a grant or award under the Plan; instead, the Fair Market Value of the fractional shares shall be paid in cash, or at the discretion of the Committee, the number of shares shall be rounded down to the nearest whole number of shares, and any fractional shares shall be disregarded.

7.02 Rule 16b-3 Requirements.  Notwithstanding any other provision of the Plan, the Committee may impose such conditions on an Award (including, without limitation, the right of the Committee to limit the time of exercise of an Option to specified periods) as may be required to satisfy the requirements of Rule 16b-3 of the Exchange Act (as such rule may be in effect at such time).

7.03 Rights Prior to Issuance of Shares; Voting and Dividends.  No Participant shall have any rights as a shareholder with respect to shares covered by an Award until the issuance of such shares as reflected on the books and records of the Company or its transfer agent. No adjustment shall be made for dividends or other rights with respect to such shares for which the record date is prior to the date the shares are issued. Notwithstanding the above, during the Restricted Period, Participants shall be considered record owners of any shares of Common Stock subject to any Restricted Stock Award held by them for purposes of determining who is entitled to vote such shares. In addition, unless otherwise determined by the Committee in the applicable Agreement, Participants who receive a Restricted Stock Award, Restricted Stock Unit, or Other-Stock Based Award shall be entitled to receive dividends or dividend equivalents, as applicable, paid on Common Stock subject to the Award. Such dividend or dividend equivalents shall be subject to the same restrictions as the Award with respect to which they were paid and, unless otherwise determined by the Committee in the applicable Agreement, will be settled in cash or Common Stock, in the discretion of the Committee, at the time that the underlying Award is settled.

7.04 Non-Assignability.  Unless otherwise determined by the Committee, neither an Award, nor the shares of Common Stock subject to an Award, may be transferred, pledged, assigned, or otherwise alienated or hypothecated by a Participant except by will or the laws of descent and distribution. No transfer of an Award shall be effective to bind the Company unless the Company shall have been furnished with written notice thereof and a copy of the will or such evidence as the Company may deem necessary to establish the validity of the transfer and the acceptance by the transferee of the terms and conditions of the Award. Prior to the end of the Restricted Period, all rights with respect to the Common Stock subject to an Award granted to a Participant shall be exercisable during the Participant’s lifetime only by the Participant or the Participant’s legal representative. During the lifetime of a Participant, an Incentive Stock Option shall be exercised only by the Participant.

7.05 Securities Laws.

(a) Anything to the contrary herein notwithstanding, the Company’s obligation to sell and deliver Common Stock pursuant to the exercise of an Award is subject to such compliance with federal and state laws, rules and regulations applying to the authorization, issuance or sale of securities as the Company deems necessary or advisable. The Company shall not be required to sell or deliver Common Stock unless and until it receives satisfactory assurance that the issuance or transfer of such shares shall not violate any of the provisions of the Securities Act of 1933, the Exchange Act, any other applicable federal laws, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder or those of any stock exchange or stock market on which the Common Stock may be listed or traded, the provisions of any state laws governing the sale of securities, or that there has been compliance with the provisions of such acts, rules, regulations and laws.

(b) The Committee may impose such restrictions on any shares of Common Stock subject to or underlying an Award as it may deem advisable, including, without limitation, restrictions (i) under applicable federal securities laws, (ii) under the requirements of any stock exchange or other recognized trading market upon which such shares of Common Stock are then listed or traded, or (iii) under any blue sky or state securities laws applicable to such shares. No shares shall be issued until counsel for the Company has determined that the Company has complied with all requirements under appropriate securities laws.

7.06 Certificate Legend.  Awards granted under the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing Awards are registered in the name of the Grantee, such certificates shall bear the following legend:

The sale or other transfer of the shares of stock represented by this certificate, whether voluntary, involuntary or by operation of law, is subject to certain restrictions on transfer set forth in the Credit Acceptance Corporation Incentive Compensation Plan (the “Plan”), rules and administrative guidelines adopted pursuant to such Plan and an Agreement dated          ,      . A copy of the Plan, such rules and such Agreement may be obtained from the Secretary of the Company.

Except as otherwise provided under the Plan, if the Restricted Period has elapsed or been waived by the Committee with respect to all or a portion of the Award represented by a certificate, the holder thereof shall be entitled to have the legend removed from such stock certificate with respect to the shares as to which the Restricted Period has elapsed. Any certificate evidencing the remaining shares shall continue to bear the legend. The Company shall have the right to retain any certificate representing shares of Common Stock subject to an Award until such time as all conditions and/or restrictions applicable to such shares of Common Stock have been satisfied.

7.07 Withholding and Taxes.  The Company shall have the right to withhold from a Participant’s compensation or require a Participant to remit sufficient funds to satisfy applicable withholding for income and employment taxes that become due upon the grant, exercise, vesting, or payment of an Award, as applicable. A Participant may use the a cashless exercise procedure established by the Committee from time to time or may tender previously acquired shares of Common Stock to satisfy the withholding obligation in whole or in part, such shares being valued for such purpose at Fair Market Value; provided that the Company shall not withhold from exercise more shares than are necessary to satisfy the established requirements of federal, state and local tax withholding obligations.

7.08 Termination and Amendment.

(a) The Board may terminate the Plan, or the granting of Awards under the Plan, at any time. No new grants or awards of Incentive Stock Options shall be made under the Plan after the tenth anniversary of the Effective Date.

(b) The Board may amend or modify the Plan at any time and from time to time.

(c) No amendment, modification or termination of the Plan shall adversely affect any Award previously granted under the Plan in any material way without the consent of the Participant holding the Award.

7.09 Effect on Employment or Services.  Neither the adoption of the Plan nor the granting of any Award pursuant to the Plan shall be deemed to create any right in any individual to be retained or continued in the employment or services of the Company or an Affiliate.

7.10 Use of Proceeds.  The proceeds received from the sale of Common Stock pursuant to the Plan shall be used for general corporate purposes of the Company.

7.11 Shareholder Approval of Plan.  The Plan shall be subject to the approval of the holders of at least a majority of the votes cast on the matter at a meeting of shareholders of the Company held within 12 months after adoption of the Plan by the Board. No Award granted under the Plan may be exercised or paid out in whole or in part unless the Plan has been approved by the shareholders as provided herein. If not approved by shareholders within 12 months after approval by the Board, the Plan and any Awards granted under the Plan shall be rescinded.

7.12 Governing Law.  The Plan and all actions taken under the Plan shall be governed and construed in accordance with Michigan law.

7.13 Code Section 409A.  It is intended that the payments and benefits under this Plan comply with, or as applicable, constitute a short-term deferral or otherwise be exempt from, the provisions of Section 409A of the Code. The Plan will be administered and interpreted in a manner consistent with this intent, and any provision that would cause the Plan to fail to satisfy Section 409A of the Code will have no force and effect until amended to comply therewith (which amendment may be retroactive to the extent permitted by Section 409A of the Code). Notwithstanding anything contained herein to the contrary, to the extent required in order to avoid accelerated taxation and/or tax penalties under Section 409A of the Code, a Participant shall not be considered to have incurred a termination of employment or service for purposes of this Plan and no payments shall be due to Participant under this Plan providing for payment of amounts on termination of employment or service until the Participant would be considered to have incurred a “separation from service” from the Company within the meaning of Section 409A of the Code. To the extent required in order to avoid accelerated taxation and/or tax penalties under Section 409A of the Code, amounts that would otherwise be payable and benefits that would otherwise be provided pursuant to this Plan during the six-month period immediately following Participant’s termination of employment shall instead be paid on the first business day after the date that is six months following Participant’s termination of employment (or upon Participant’s death, if earlier). In addition, for purposes of this Plan, each amount to be paid or benefit to be provided to the Participant pursuant to the Plan, which constitute deferred compensation subject to Section 409A of the Code, shall be construed as a separate identified payment for purposes of Section 409A of the Code. Notwithstanding any provision of the Plan or any Agreement to the contrary, in the event that the Committee determines that any award may or does not comply with Section 409A of the Code, the Company may adopt such amendments to the Plan and the affected award (without Participant consent) or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Committee determines are necessary or appropriate to (i) exempt the Plan and any award from the application of Section 409A of the Code and/or preserve the intended tax treatment of the benefits provided with respect to award, or (ii) comply with the requirements of Section 409A of the Code.

THIS PLAN is hereby executed as of April 6, 2009 in accordance with the Board resolutions adopted on such date.

CREDIT ACCEPTANCE CORPORATION

By:	/s/ Charles A. Pearce
Charles A. Pearce
Corporate Secretary

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒
Electronic Voting Instructions
You can vote by Internet or telephone!
Available 24 hours a day, 7 days a week!
Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.
VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.
Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on May 21, 2009.

Vote by Internet
•	Log on to the Internet and go to www.investorvote.com/CACC

•	Follow the steps outlined on the secured website.

Vote by telephone
•	Call toll free 1-800-652-VOTE (8683) within the United States, Canada & Puerto Rico any time on a touch tone telephone. There is NO CHARGE to you for the call.

•	Follow the instructions provided by the recorded message.

Annual Meeting Proxy Card	C0123456789	12345

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

 A    Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2 and 3.

1. Election of Directors:	For	Withhold		For	Withhold		For	Withhold	+
01 – Donald A. Foss	☐	☐	02 – Glenda J. Chamberlain	☐	☐	03 – Brett A. Roberts	☐	☐

04 – Thomas N. Tryforos	☐	☐	05 – Scott J. Vassalluzzo	☐	☐

		For	Against	Abstain			For	Against	Abstain
2.	Approve the Credit Acceptance Corporation Amended and Restated Incentive Compensation Plan and certain previously granted awards.	☐	☐	☐	3.	Ratify the selection of Grant Thornton LLP as Credit Acceptance Corporation’s Independent Registered Public Accounting Firm for 2009.	☐	☐	☐
 B    Non-Voting Items

Change of Address — Please print new address below.	Comments — Please print your comments below.	Meeting Attendance

		Mark the box to the right if you plan to attend the Annual Meeting.	☐

 C   Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below
Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.

/ /

■	+

<STOCK#> 011LDB

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — Credit Acceptance Corporation

This Proxy is Solicited on Behalf of The Board of Directors
For the Annual Meeting of Shareholders May 21, 2009

The undersigned hereby constitutes and appoints Charles A. Pearce and Brett A. Roberts, and each of them, attorneys and proxies, with the power of substitution in each of them, to vote all the shares of Common Stock of Credit Acceptance Corporation that the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Corporation to be held on May 21, 2009 at 8:00 a.m., local time, and at any adjournments or postponements thereof, upon all matters properly coming before the meeting including, without limitation, those set forth in the related Notice of Meeting and Proxy Statement. This Proxy, when properly executed, will be voted in the manner directed. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR THE NOMINEES NAMED IN PROPOSAL 1, FOR PROPOSAL 2 AND FOR PROPOSAL 3 ON THE REVERSE SIDE. In their discretion, to the extent permitted by law, the proxies are also authorized to vote upon such other matters as may properly come before the meeting, including the election of any person to the Board of Directors where a nominee named in the Proxy Statement dated April 10, 2009 is unable to serve or, for good cause, will not serve. The undersigned acknowledges receipt of the Notice of Annual Meeting of Shareholders and the Proxy Statement dated April 10, 2009, and the 2008 Annual Report to Shareholders, and ratifies all that the proxies or either of them or their substitutes may lawfully do or cause to be done by virtue hereof and revokes all former proxies.

YOUR VOTE IS IMPORTANT! PLEASE MARK, SIGN, DATE THIS PROXY ON THE REVERSE SIDE AND RETURN IT IN THE ACCOMPANYING ENVELOPE.

(Continued and to be voted on reverse side.)